                         BRUEGGER'S FRESH BAGEL BAKERY
                         -----------------------------

                             DEVELOPMENT AGREEMENT
                             ---------------------

                         BRUEGGER'S FRESH BAGEL BAKERY
                         -----------------------------

                             DEVELOPMENT AGREEMENT
                             ---------------------

                               TABLE OF CONTENTS
                               -----------------

Section                                                       Page
-------                                                       ----
1.  DEFINITIONS...............................................  4
2.  DEVELOPMENT RIGHTS AND OBLIGATIONS........................  5
3.  DEVELOPMENT FEE...........................................  9
4.  SITE SELECTION............................................ 10
5.  ADDITIONAL SERVICES....................................... 11
6.  SELECTION OF OPERATOR..................................... 12
7.  CONFIDENTIAL INFORMATION.................................. 12
8.  CORPORATE REQUIREMENTS; FINANCIAL STATEMENTS.............. 13
9.  TRANSFER OF INTEREST...................................... 14
10. DEFAULT AND TERMINATION................................... 17
11. COVENANTS................................................. 18
12. NOTICES................................................... 20
13. INDEPENDENT CONTRACTOR AND INDEMNIFICATION................ 20
14. APPROVALS AND WAIVERS..................................... 21
15. SEVERABILITY AND CONSTRUCTION............................. 22
16. ENTIRE AGREEMENT; APPLICABLE LAW.......................... 22
17. ACKNOWLEDGMENTS........................................... 24

     EXHIBIT A - PROPRIETARY MARKS
     EXHIBIT B - DEVELOPMENT AREA
     EXHIBIT C - DEVELOPMENT SCHEDULE
     EXHIBIT D - BRUEGGER'S FRESH BAGEL
                 BAKERY FRANCHISE AGREEMENT
     EXHIBIT E - ACCOUNTING SERVICES AGREEMENT
     EXHIBIT F - SOFTWARE LICENSING AND MAINTENANCE AGREEMENT
     EXHIBIT G - COMMISSARY ACCOUNTING SOFTWARE LICENSING AND
                 MAINTENANCE AGREEMENT

                        BRUEGGER'S FRESH BAGELS BAKERY

                             DEVELOPMENT AGREEMENT

     THIS DEVELOPMENT AGREEMENT ("Agreement") is entered into on ____________, 19_____ (the "Effective Date") between BRUEGGER'S FRANCHISE CORPORATION, a Delaware Corporation ("FRANCHISOR"), and DEVELOPER (as defined below):

Name:        ______________________________
             ______________________________
             ______________________________



Principal Address:

             ______________________________
             ______________________________
             ______________________________


                                   RECITALS

1. Franchisor and its affiliates have developed a system relating to the preparation and promotion of distinctive bagels and cream cheese and the establishment and operation of restaurants specializing in the sale of the bagels, cream cheese, and other food and beverage items (the "System");

2. The distinguishing characteristics of the System include, without limitation, the sale of bagels and cream cheese products prepared in accordance with secret recipes and manufacturing processes owned by affiliates of Franchisor or its affiliates; distinctive exterior and interior restaurant design, decor, color scheme, fixtures, and furnishings; standards and specifications for ingredients, food preparation, equipment, supplies, and restaurant operations; and advertising and promotional programs; all of which may be changed, improved, and further developed by Franchisor and its affiliates from time to time;

3. The System is identified by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including but not limited to the mark "BRUEGGER'S," as set forth in Exhibit A to this Agreement, and such other trade names, service marks, and trademarks as may hereafter be designated by Franchisor in writing for use in the System (the "Proprietary Marks");

4. Developer wishes to obtain the right to develop restaurants under the System and the Proprietary Marks within the territory defined in Exhibit B to this Agreement (the "Development Area");

1.   DEFINITIONS

For purposes of this Agreement, the meanings of the following terms are as follows. Certain other terms may be defined when they appear within the text of the Agreement.

"Accounting Period" - One of thirteen periods of four consecutive weeks in each fiscal year of the Franchisor that is designated by Franchisor as an accounting period.

"Agreement Term" - The period commencing on the Effective Date and ending on the earlier of: 1)__________________________________; or 2) the date that this
Agreement expires or terminates according to its terms.

"Bagel Store" - a food service business, including a Bakery, which derives a significant portion of its revenue from the sale of bagels and/or bagel related products or from any other product or service which is or hereafter becomes a source of a significant portion of the revenue of a Bakery.

"Bakery" - A food service business that:

     1. offers products for consumer consumption through on premises dining and carry-out;
     2.   operates using the System and the Proprietary Marks; and
     3. is either operated by Franchisor or pursuant to a valid Unit Franchise Agreement.

"Development Agreement" - An agreement between Franchisor and Developer pursuant to which Developer is given the right to enter into Unit Franchise Agreements for Bruegger's Fresh Bagel Bakeries within a geographic region identified in the Development Agreement.

"Development Area" - The geographic area described in Exhibit B to this Agreement.

"Development Quota" - The number of Bakeries required to be opened and operating as required by the Development Schedule.

"Development Schedule" - The schedule of Bakeries required to be open and operational at specified dates within the Development Area as set forth on Exhibit C hereto.

"Excluded Location" - Any mall (an enclosed shopping facility which contains 100,000 square feet or more of enclosed space) or Institutional Location.

"Institutional Location" - Any public building, military base, airport, hospital, educational institution factory, turnpike, toll road or highway or any rest areas adjacent to any such location.

"Required Items" - Products required by the Franchisor, from time to time in its sole discretion, for sale at or from the Bakeries, including bagels, bagel related products, Franchisor's proprietary brand of cream cheese and other spreads, sandwiches, soups, salads, baked goods, breakfast items, an assortments of hot and cold beverages, teas (leaves, bags, dry mixes and related forms), coffee (Franchisor's proprietary brand of coffee including beans, ground and related forms), and other food products and merchandise, all of which are subject to modification or discontinuation in Franchisor's sole discretion from time to time and may include additional or substitute products.

"Unit Franchise Agreement" - The franchise agreement being granted by Franchisor to Developers in the offering and granting of franchises for Bakeries (including all exhibits, riders, addenda and attachments there), in either the form of which is attached hereto as Exhibit D or the form which is adopted and used by Franchisor from time to time in the offering and granting of franchises for Bakeries.

2.   DEVELOPMENT RIGHTS AND OBLIGATIONS

     2.1 Developer has requested that Franchisor grant to Developer the right to develop, own and operate certain Bakeries within the Development Area in accordance with the Development Schedule. Provided that Developer is in full compliance with all of the terms and conditions of this Agreement, including without limitation, the development obligations set forth in Section 2.4 hereof, and the Unit Franchise executed pursuant to this Agreement, Franchisor will grant Developer during the Agreement Term, and in accordance with the provisions hereof, the right to develop and operate the number of Bakeries specified in the Development Schedule. Developer acknowledges and agrees that Developer's rights hereunder are limited to the designated number of Bakeries and the schedule and timing of store openings in the Development Area during the term of the Development Schedule as set forth herein. Developer is not granted any rights to develop or operate, and Developer will not develop or operate, Bakeries outside of the Development Area, except pursuant to rights granted to Developer under other written agreements entered into with Franchisor.

     2.2 Developer expressly acknowledges and agrees that it has no right to renew its rights under this Agreement upon expiration of the Agreement Term. Developer acknowledges and agrees that the execution and delivery of this Agreement shall constitute notice to Developer of non-renewal for the purposes of fulfilling the requirements of any applicable state or federal law governing the non-renewal of franchise or development rights.

     2.3. Except as otherwise provided in the Agreement (including, without limitation, Sections 2.6 and 2.7) and provided that Developer is in full compliance with this Agreement and with all Unit Franchise Agreements between Developer and Franchisor, Franchisor and its affiliates will not operate or grant franchises for the operation of Bakeries within the Development Area.

     2.4 Developer agrees that during the Agreement Term, it will continuously exert its best efforts to promote and enhance the development of Bakeries within the Development Area. Without limiting the foregoing obligation, Developer agrees to have open and operational, the number of units set forth in the Development Schedule and as required under this Agreement by the opening dates specified therein. Developer acknowledges that Franchisor makes no representations or warranties that the Development Area can support, or that there are sufficient sites for, the number of Bakeries specified in the Development Schedule and represents that it has conducted its own internal and market analysis and concluded that the obligations set forth hereunder are reasonable and that it is capable of fulfilling same.

     2.5 Franchisor, on behalf of itself and its affiliates and designees, retains all rights with respect to the System, the Proprietary Marks and the sale of any products associated therewith, anywhere in the world, including but not limited to:

          2.5.1 The right to establish and operate (directly or through an affiliate), and to franchise others to establish and operate, one or more food service businesses including, without limitation, Bakeries and Bagel Stores, and to sell and distribute under the Proprietary Marks any of the Required Items, at any location within or outside the Development Area, both during and upon expiration or termination of this Agreement, and on such terms and conditions as Franchisor, in its sole discretion, deems appropriate (subject to the rights granted to Developer in Section 2.3 of this Agreement).

          2.5.2 The right, and the option to grant others (including any person or entity related in any way to the Franchisor) the right, to develop, manufacture, market sell and distribute food products including, but not limited to, cream cheese products and other bagel spreads or any other product or service under the "Bruegger's" name or under any other name, directly or indirectly, through any channel of distribution, including, without limitation, supermarkets, delicatessens, specialty food stores, convenience stores, and other wholesale and retail food stores, at any location within and/or outside the Development Area.

          2.5.3 In accordance with Sections 2.6 and 2.7 below, the right to develop additional Bakeries and to acquire, operate and convert to a Bakery, any business, including, without limitation, businesses operating one or more Bagel Stores (other than Bakeries) or other food service businesses, located or operating within and/or outside the Development Area.

          2.5.4 The right to establish and operate, and franchise others to establish and operate a Bakery in or at any Excluded Location whether or not such Excluded Locations are located inside or outside the Development Area. Franchisor and Developer expressly acknowledge and agree that the right to develop and operate Bakeries at the Excluded Locations shall not be subject to Developer's rights as set forth in Sections 2.6 and 2.7 below.

     2.6 Notwithstanding anything to the contrary in this Agreement, if during the term of this Agreement Franchisor locates one or more sites suitable for a Bakery within the Development Area (a "Tactical Site"), Franchisor shall notify Developer in writing of such Tactical Site if Franchisor intends that such Tactical Site be developed and operated as a Bakery. Within ten (10) days after Developer's receipt of Franchisor's notice regarding such Tactical Site (including any relevant site-related materials in Franchisor's possession), Developer shall notify Franchisor if Developer desires to develop and operate a Bakery at such Tactical Site. If Developer fails to so notify Franchisor within such time period, then Franchisor or its designee shall have the right to develop and operate a Bakery at such Tactical Site.

     If Developer timely notifies Franchisor in writing that Developer desires to develop and operate a Bakery at such Tactical Site and Franchisor has fully negotiated a lease or purchase agreement for such Tactical Site, then Developer shall: 1) obtain the consent of the landlord to enter into such lease and execute and deliver same to landlord, if applicable; or 2) execute a purchase agreement or an assignment of purchase agreement, if applicable; and 3) execute Franchisor's then current form of standard unit franchise agreement containing Franchisor's then current fees and expense requirements and such ancillary documents as are then customarily used by Franchisor in the grant of franchises for Bakeries (collectively, the "Franchise Documents") as modified for use in connection with the Tactical Site, as necessary, and 4) pay Franchisor a site location and negotiation fee (the "Site Location and Negotiation Fee") equal to Ten Thousand Dollars ($10,000.00) plus Franchisor's reasonable out-of-pocket expenses incurred in locating such Tactical Site and negotiating the lease or purchase agreement, all within ten (10) business days after Franchisor's delivery of the lease or purchase agreement, as the case may be, and the Franchise Documents to Developer. The Site Location and Negotiation Fee is paid to compensate Franchisor for the internal costs of the site location services it provides. Franchisor shall fully cooperate with Developer in obtaining the landlord's consent to execute such lease or the seller's consent to execute such purchase agreement or assignment of purchase agreement as the case may be.

     If Developer timely notifies Franchisor in writing that Developer desires to develop and operate a Bakery at such Tactical Site and Franchisor has not fully negotiated a lease or purchase agreement for such Tactical Site, then Developer will have thirty (30) days in which to negotiate and deliver to Franchisor a lease or purchase agreement for such Tactical Site in form for execution. If Franchisor disapproves the lease or purchase agreement for failure to meet Franchisor's requirements, Developer will have ten (10) business days within which to negotiate and deliver to Franchisor a revised lease or purchase agreement for such Tactical Site in form for execution. If Franchisor approves the lease or the purchase agreement for such Tactical Site, then Developer will: 1) execute such lease or purchase agreement, as applicable; 2) execute the Franchise Documents; and 3) pay to Franchisor its reasonable out-of-pocket expenses in locating such Tactical Site and, to the degree applicable, partially negotiating the lease or purchase agreement, all within ten (10) business days after Franchisor's delivery of the Franchise Documents to Developer.

     If Developer: 1) declines the option to develop the Tactical Site; 2) fails to timely notify Franchisor of its election to develop the Tactical Site; or 3) fails to timely execute the approved lease or purchase agreement and execute and deliver to Franchisor the Franchise Documents and pay the applicable expenses as provided herein, then Franchisor or its designee may develop and operate or franchise others to operate a Bakery at such Tactical Site.

     Any Tactical Site for which Developer executes the Franchise Documents and develops and opens a Bakery will count toward the Development Quota.

     2.7 If during the Agreement Term Franchisor acquires the shares or assets (which may include, by way of illustration and not by way of limitation, furniture, fixtures, equipment, leasehold improvements and/or leasehold interest) of any business operating a Bagel Store at one or more sites located within the Development Area which meets Franchisor's specifications and standards as in effect from time to time for conversion to a Bakery (the "Acquisition Site"), and Franchisor determines in its sole discretion to convert such Acquisition Site to a Bakery, Franchisor agrees to offer to sell such Acquisition Site to Developer for the price paid therefor by Franchisor. Such price will include that portion of the direct and indirect costs and liabilities incurred or assumed by Franchisor in making such acquisition and allocated to such Acquisition Site, whether paid or owed to the seller of such Acquisition Site, Franchisor, an affiliate of Franchisor or third parties, and other expenses allocated or otherwise related to such Acquisition Site (including losses, whether from continuing operations or closing acquired units) plus interest at the Franchisor's cost of money on the balance of such amounts from time to time, provided that:

               (1) such sale will not conflict with any existing legal obligation of Franchisor or the business being acquired;

               (2) such sale will not preclude the completion of the acquisition on the terms agreed to by Franchisor;

               (3) such sale will not, in Franchisor's judgment, interfere with any other legal agreement, arrangement or combination or affect federal or state income tax consequences arising from the acquisition in a manner adverse to any of the parties thereto; and

               (4) Developer agrees to: a) execute, concurrently with Developer's purchase the Franchise Documents, as modified for use in connection with an Acquisition Site, as necessary for each and every such Acquisition Site; b) convert each such Acquisition Site to a Bakery as soon as practicable thereafter (but in no event later than the date specified by Franchisor) in accordance with Franchisor's standards and specifications; and c) close or sell within a reasonable time period specified by Franchisor any of the acquired sites which are not suitable for conversion to Bakeries.

     Developer shall have thirty (30) days after receipt of Franchisor's offer in which to accept or reject such offer by written notice to Franchisor. If accepted, Developer shall have thirty (30) days from the date of acceptance to complete the acquisition.

     In the event Developer rejects or fails to timely accept Franchisor's offer to sell such Acquisition Sites or Franchisor is unable to extend such offer for any of the aforementioned reasons, Franchisor may operate, alter, modify, refurbish, remodel, promote and market or franchise others to operate any such Acquisition Site. For purposes of this Section, all references to Franchisor shall be deemed to include its affiliates.

Any Acquisition Site for which Developer executes the Franchise Documents and develops and opens a Bakery shall count toward the Development Quota set forth in the Development Schedule.

3.   DEVELOPMENT FEE

     In consideration of the development rights in the Development Territory granted herein, Developer shall pay Franchisor a fully non-refundable development fee of ______________________________________ Dollars ($___________)
(the "Development Fee"). Developer acknowledges that the Development Fee shall be fully earned as of the date of this Agreement in consideration of the administrative and other expenses incurred by Franchisor and Franchisor's lost or deferred opportunity to enter into similar arrangements with others. The Development Fee shall be payable upon execution and delivery of this Agreement.

4.   SITE SELECTION

     4.1 Developer, at its sole expense, shall identify and obtain a site for each Bakery to be developed hereunder and, if applicable, for each bagel dough manufacturing site. Before acquiring a site by lease or purchase, Developer shall submit to Franchisor such information and materials as Franchisor may reasonably request to evaluate the site along with the Site Selection Deposit of seventeen thousand five hundred dollars ($17,500). The information and materials requested by Franchisor in this regard may be changed from time to time in Franchisor's sole discretion. No later than thirty (30) days after receipt of all such information and materials required pursuant to this section 4.1, Franchisor, in its sole discretion, shall approve or refuse to approve the proposed site. Developer acknowledges and agrees that (1) Franchisor shall have the right, in its sole discretion, to approve or disapprove a site and Franchisor shall have no liability therefor; and (2) Franchisor's approval of a site is not a representation or guarantee that such site will be successful as a Bakery. No site shall be deemed to have received Franchisor's approval unless it has been approved in writing by Franchisor. The site approved in writing by Franchisor shall be the "Approved Location" referred to in the Franchise Agreement.

     4.2 With respect to both Bakeries and bagel dough manufacturing sites, Franchisor shall furnish to Developer the following:

          4.2.1 Site selection guidelines and criteria, which shall be provided upon execution of this Agreement, and such site selection counseling and assistance as Franchisor may deem advisable; and

          4.2.2 Such on-site evaluations, if any, as Franchisor may deem advisable in response to Developer's request for Franchisor's approval of a proposed site.

     4.3 If Developer will occupy the premises of a Bakery and/or a bagel dough manufacturing site (if separate from the Bakery) under a lease, Developer shall, prior to the execution of the lease, submit the lease to Franchisor for its written approval. Franchisor's approval of the lease may be conditioned upon, but in no way limited to, inclusion in the lease of any or all of the following terms and conditions, among which Franchisor may change from time to time, in its sole discretion:

          4.3.1 That the lessor consents to Developer's use of such Proprietary Marks and signage as Franchisor may prescribe for the Bakery or the bagel dough manufacturing site, as the case may be;

          4.3.2 That the use of the premises be restricted solely to the operation of the Bakery (or bagel dough manufacturing site, as the case may be) during the term of the Franchise Agreement, as it may be extended in accordance with its terms;

          4.3.3 That Developer be prohibited from subleasing or assigning all or any part of its occupancy rights or from extending the term of or renewing the lease without Franchisor's prior written consent;

          4.3.4 That the lessor provide to Franchisor copies of all notices of default given to Developer under the lease;

          4.3.5 That Franchisor have the right to enter the premises to make modifications necessary to protect the Proprietary Marks or the System or to cure any default under the applicable Franchise Agreement or under the lease;

          4.3.6 That Franchisor (or Franchisor's designee) have the option, upon default, expiration, or termination of the applicable Unit Franchise Agreement, and upon notice to the lessor, to assume all of Developer's rights under the lease, including any right to assign or sublease; and

          4.3.7 That the tenant under the lease have the right to remodel the premises without the prior approval of the lessor.

     4.4 Developer shall furnish Franchisor with a copy of each executed lease within ten (10) days after its execution.

     4.5 Franchisor shall offer Developer a franchise to operate a Bakery at the Approved Location by delivering to Developer a Unit Franchise Agreement in execution form provided that:

          4.5.1 Developer is then in full compliance with all of the terms and conditions of this Agreement and any other agreement, Unit Franchise Agreement or Development Agreement between Franchisor and Developer;

          4.5.2     Developer is in full compliance with the requirements of
Section 4.3 above;

          4.5.3 Developer has obtained legal possession of the Approved Location; and

          4.5.4 Developer, in Franchisor's opinion, has sufficient financial and managerial resources to construct and operate the Approved Location in accordance with Franchisor's then current standards and specifications for store development and operation and to continue to meet Developer's obligations under this Agreement and any other Agreement between Developer and Franchisor.


5.   ADDITIONAL SERVICES

     As a condition to entering into this Agreement, Franchisor may require Developer to enter into separate agreements with Franchisor or its affiliates or designees to provide accounting and administrative services and licenses to use certain proprietary business management and accounting software. These agreements (the "Accounting Services Agreement," "Software Licensing and Maintenance Agreement" and "Commissary Software Licensing and Maintenance Agreement" are attached hereto as Exhibits E, F and G respectively, and referred to herein collectively, as, the "Service Agreements"). Developer acknowledges that the Service Agreements are integral to the rights granted hereunder and agrees to execute such agreements, in the form attached hereto, upon Franchisor's request.


6.   SELECTION OF OPERATOR

     Before opening its first Bakery and throughout the Agreement Term, Developer shall employ an individual who shall devote his or her full time and best effort to and be responsible for the operations of all Bakeries developed pursuant to this Agreement (the "Operator"). Developer may not hire an individual as Operator without first obtaining Franchisor's written approval. Franchisor shall have sole and absolute discretion in determining whether or not to grant such approval.

7.   CONFIDENTIAL INFORMATION

     7.1 Except as hereinafter provided, Developer shall not, during the Agreement Term or at any time thereafter, communicate, divulge, or use for the benefit of any other person or entity any confidential information, knowledge, trade secrets, or know-how which may be communicated to Developer or of which Developer may be apprised by virtue of Developer's activities under this Agreement. Developer may divulge such confidential information only: (i) to such of its employees as deemed necessary by Developer; and (ii) to Developer's contractors and prospective landlords with the prior written approval of Franchisor. All information, knowledge, trade secrets, know-how, techniques, and other data which Franchisor designates as confidential shall be deemed confidential for purposes of this Agreement, except information which Developer can demonstrate came to its attention by lawful means prior to disclosure thereof by Franchisor, or which, at or after the time of disclosure by Franchisor to Developer, had become or later becomes a part of the public domain, through publication or communication by others.

     7.2 At Franchisor's request, Developer shall require its employees and any other person to whom Developer wishes to disclose any confidential information of Franchisor to execute covenants that they will maintain the confidentiality of such information. Such covenants shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third-party beneficiary with the independent right to enforce the covenants.

8.   CORPORATE REQUIREMENTS; FINANCIAL STATEMENTS

     8.1 If Developer is a corporation, Developer shall comply with the following requirements during the Agreement Term:

            8.1.1 Developer shall furnish Franchisor with a copy of its Articles or Certificate of Incorporation, Bylaws, and any other corporate governing documents Franchisor may reasonably request, and any amendments thereto;

            8.1.2 Developer shall confine its activities, and its governing documents shall at all times provide that its activities are confined, exclusively to the development and operation of the Bakeries to be developed hereunder;

            8.1.3 Developer shall maintain stop transfer instructions against the transfer on its records of any equity security, and shall issue no securities upon the face of which the following printed legend does not legibly and conspicuously appear:

     The transfer of ownership of shares represented by this Certificate is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation. Reference is made to the provisions of the Development Agreement and to the Articles and Bylaws of the Corporation.

          8.1.4 Developer shall maintain a current list of all owners of record and all beneficial owners of any class of voting stock of Developer and shall furnish the list to Franchisor upon request.

     8.2 If Developer is a partnership, Developer shall comply with the following requirements during the Agreement Term:

          8.2.1 Developer shall furnish Franchisor with a copy of its partnership agreement and such other governing documents as Franchisor may reasonably request, and any amendments thereto.

          8.2.2 Developer shall include in its partnership certificate, if any, filed with the state in which Developer was formed, a statement that the transfer of ownership of a partnership interest is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation.

          8.2.3 Developer shall prepare and furnish to Franchisor, upon request, a list of all general and limited partners in Developer.

     8.3 If Developer is a limited liability company, Developer shall comply with the following requirements during the Agreement Term:

           8.3.1 Developer shall furnish Franchisor with a copy of its Certificate of Formation, limited liability company operating agreement, and any other entity governing documents as Franchisor might reasonably request, and any amendments thereto;.

           8.3.2 Developer shall confine its activities, and its governing documents shall at all times provide that its activities are confined, exclusively to the development and operation of the Bakeries to be developed hereunder;

           8.3.3 Developer's limited liability company operating agreement shall include provisions that state that the transfer of shares is subject to the terms and conditions of an Agreement with Franchisor; and

           8.3.4 Developer shall prepare and furnish to Franchisor, upon request, a list of all members of Developer.

     8.4 Developer shall furnish to Franchisor, within ninety (90) days after the end of each fiscal year of Developer, an income statement showing the results of Developer's operations during such fiscal year and a balance sheet as of the end of such fiscal year, both of which shall be prepared in accordance with generally accepted accounting principles and reviewed by an independent certified public accountant. If, however, the foregoing income statements and balance sheets are audited by an independent certified public accountant, then Developer shall furnish the audited income statements and balance sheets rather than the reviewed income statements and balance sheets.


9.   TRANSFER OF INTEREST


     9.1 Franchisor shall have the right to transfer or assign this Agreement or any part of its rights or obligations under this Agreement to any person or legal entity. Developer agrees that Franchisor shall have no liability after the effective date of such transfer or assignment for the performance of any obligations hereunder.

     9.2 Developer understands and acknowledges that the rights and duties set forth in this Agreement are personal to Developer and that Franchisor has granted these rights in reliance on the business skill, financial capacity, and personal character of Developer's present owners and management. Accordingly, except as provided below in Section 9.3 and 9.4, neither Developer nor any immediate or remote successor to any part of Developer's interest in this Agreement, nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in Developer, shall, without the prior express written consent of Franchisor: (i) sell, assign, transfer, convey, pledge, encumber or give away any direct or indirect interest in this Agreement, itself, the

Developer, or in all or substantially all of the assets of the Developer; or
(ii) offer or sell securities of itself or Developer.

     9.3 Subject to Franchisor's right of first refusal under Section 9.5, the executor or personal representative of a person with an interest in Developer may transfer his or her interest to a third party approved by Franchisor within a reasonable time after the date of such person's death or declaration of such person's mental incapacity. In the case of transfer by bequest, if the beneficiaries are unable to meet the conditions of this Section 9, the executor may transfer the decedent's interest to another party approved by Franchisor, subject to all of the terms and conditions for transfers contained in this Agreement. If an interest is not disposed of under this Section 9.3 within two
(2) years from the date of death or declaration of mental incapacity, Franchisor may terminate this Agreement pursuant to Section 10.2.2 below.

     9.4 Subject to Franchisor's right of first refusal under Section 9.5, if Developer is an entity, then the owner or owners of the equity of Developer may, without Franchisor's prior written consent, sell, assign, transfer or give away to employees of Developer during the Agreement Term, an aggregated amount of not more than twenty percent (20%) of the outstanding equity of the Developer, provided: (i) Franchisor receives written notice of such transfer not later than thirty (30) days prior to the transfer, which notice shall identify the transferee, describe the transferee's position of employment, and include a calculation demonstrating that the planned transfer complies with this Section 9.4; and (ii) such transfer, when combined with all prior transfers of the equity of Developer, does not result in a transfer of more than twenty percent (20%) of the outstanding equity of Developer.

     9.5 Franchisor shall have the right, exercisable within thirty (30) days after receipt of a written request for approval of a proposed transfer pursuant to this Section 9, to purchase the interest proposed to be transferred. The request for approval of transfer must include a true and complete copy of the proposed purchase agreement and any ancillary agreements and not be subject to financing or any other contingencies. Franchisor's thirty (30) day period for determining whether or not to exercise its right of first refusal shall not commence until transferor has provided all information and documentation required hereunder in a form and substance satisfactory to Franchisor. If Franchisor desires to exercise its right of first refusal, it shall do so by providing written notice (the "Purchase Notice") to transferor that it intends to purchase the interest on the same terms and conditions offered by the third party. Closing on such purchase shall occur within sixty (60) days after the date of transferor's receipt of the Purchase Notice. If the consideration, terms, and/or conditions offered by the third party are such that Franchisor may not reasonably be required to furnish the same consideration, terms, and/or conditions, then Franchisor may purchase the interest proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within thirty
(30) days of transferor's receipt of the Purchase Notice on the reasonable equivalent in cash, an independent appraiser shall be designated by Franchisor at Franchisor's expense, and the appraiser's determination shall be binding. Any material change in the terms of the offer from a third party after Franchisor has elected not to purchase the seller's interest shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of the third party's initial offer.

     9.6  If Franchisor elects not to exercise its right of first refusal under
Section 9.5, the proposed transferor may complete the transfer after obtaining Franchisor's written consent as required under Section 9.2. In any event, Franchisor's consent to any transfer shall be contingent on certain conditions which shall be determined in Franchisor's sole discretion. The conditions may include, but shall not be limited to, the following:

           9.6.1 That all of Developer's accrued monetary obligations and all other outstanding obligations to Franchisor and its affiliates have been satisfied;

           9.6.2 That Developer is not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Developer and Franchisor or its affiliates or any Franchise Agreement executed pursuant to this Agreement;

           9.6.3 The transferee (or, if the transferee is a corporation or partnership, such owners of a beneficial interest in the transferee as Franchisor may request) shall demonstrate to Franchisor's satisfaction that it meets Franchisor's educational, managerial, and business standards; possesses a good moral character, business reputation, and credit rating; has the aptitude and ability to conduct the business contemplated hereunder (as may be evidenced by prior related business experience or otherwise); and has adequate financial resources and capital to complete development of the territory in a timely manner;

           9.6.4 That the transferee enter into a written assignment, in a form satisfactory to Franchisor, assuming and agreeing to discharge all of Developer's obligations under this Agreement;

           9.6.5 That the transferor execute a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor, its affiliates and their respective officers, directors, shareholders, and employees, in their corporate and individual capacities;

           9.6.6 That employees of the Developer who have not previously completed a training program approved by Franchisor, at the Developer's expense, complete any training programs then in effect for new Bruegger's Fresh Bagel Bakery franchisees;

           9.6.7 That transferor pay a transfer fee of Five Thousand Dollars ($5,000) plus Franchisor's actual expenses for outside services associated with reviewing the application to transfer, including, but not limited to, reasonable attorneys' fees; and

           9.6.8 That the price and terms of the proposed transfer are not so burdensome as to adversely affect or have a potentially adverse affect on the Franchisor's rights and interest under this Agreement.

     9.7 Franchisor's consent to a transfer shall not constitute a waiver of any claims Franchisor may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance by the transferor, transferee or Developer with any of the terms of this Agreement by the transferor or transferee.


10.  DEFAULT AND TERMINATION


     10.1 Developer shall be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Developer, if Developer becomes insolvent or makes a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by Developer or such a petition is filed against Developer and not opposed by Developer; if Developer is adjudicated as bankrupt or insolvent; if a bill in equity or other proceeding for the appointment of a receiver of Developer or other custodian for Developer's business or assets is filed and consented to by Developer; if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; if proceedings for a composition with creditors under any state or federal law is instituted by or against Developer; if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); if Developer is dissolved; if execution is levied against Developer's business or property; if suit to foreclose any lien or mortgage against the premises or equipment of any Bakery developed hereunder is instituted against Developer and not dismissed within thirty (30) days; or if the real or personal property of any Bakery developed hereunder is sold after levy thereupon by any sheriff, marshall, or constable.

     10.2 Franchisor shall have the right to terminate this Agreement, effective immediately upon the receipt of written notice by Developer, if any of the following events occurs:

           10.2.1 If Developer fails to satisfy the development obligations of this Agreement as set forth in the Development Schedule;

           10.2.2 In the event of any transfer of an interest in Developer or in this Agreement which does not comply with Section 9 of this Agreement, or any transfer of an interest in Developer by intestate succession to an heir who is unable to meet the conditions of Section 9;

           10.2.3 If Developer is in default under Section 10.3 three (3) times within any twelve-month period, whether such defaults are of a similar or different nature and whether or not any of them is cured after notice; or

           10.2.4 If Franchisor has delivered to Developer a final notice of termination for any Unit Franchise Agreement, Development Agreement, Service Agreement or any other agreement between Franchisor (or any of its affiliates) and Developer (except for termination due to a permanent closing of a Bakery with Franchisor's prior written consent).

     10.3 If Developer fails to cure any default of any other provision of this Agreement within thirty (30) days after receiving written notice of default from Franchisor, this Agreement shall terminate at the end of such thirty (30) day period without further notice from Franchisor.

     10.4 Upon termination of this Agreement, Developer shall have no right to establish or operate any Bakery for which a Franchise Agreement has not been executed by the parties prior to termination; and Franchisor shall be entitled to establish, and to franchise others to establish, Bakeries at any location in the Development Area except as may be otherwise provided under the terms of any Franchise Agreement which remains in effect between Franchisor and Developer.

     10.5 No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy provided or permitted by law or in equity.


11.  COVENANTS


     11.1 Developer acknowledges that, pursuant to this Agreement, Developer will receive valuable confidential information, including, without limitation, information regarding the site selection, marketing, and food preparation techniques of Franchisor and the System. Developer covenants that, during the Agreement Term, Developer shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person or legal entity:

           11.1.1 Divert or attempt to divert any present or prospective business or customer of any Bakery to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System;

           11.1.2 Employ or seek to employ any person who is at that time employed by Franchisor or who was employed by Franchisor within the preceding three (3) months, or otherwise directly or indirectly induce such person to leave his or her employment with Franchisor; or

           11.1.3 Own, manage, operate, engage in, be employed by, provide any assistance to, or have any interest in (as owner or otherwise) any other business whose sales of fresh or packaged bagels and cream cheese are more than five percent (5%) of its total sales by annual dollar value.

     11.2 Developer covenants that, except as otherwise approved in writing by Franchisor, Developer shall not, for one (1) year after the expiration or termination of this Agreement or the approved transfer of this Agreement to a new developer, either directly or indirectly, for itself or through, on behalf of, or in conjunction with any person or legal entity, own, maintain, operate, engage in, be employed by, provide assistance to, or have any interest in any business (i) whose sales of fresh or packaged bagels and cream cheese are more than five percent (5%) of its total sales by annual dollar volume, and (ii) which is, or is intended to be, located within the Development Area, except pursuant to a Franchise Agreement with Franchisor.

     11.3 Sections 11.1.3 and 11.2 shall not apply to ownership by Developer of a less than five percent (5%) beneficial interest in the outstanding equity securities of any publicly-held corporation.

     11.4 Developer understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Sections 11.1 and 11.2 of this Agreement, or any portion thereof, without Developer's consent, effective immediately upon receipt by Developer of written notice thereof; and Developer agrees that it shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section 16.1 hereof.

     11.5 Developer agrees that the existence of any claims it may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this Section 11. Developer agrees to pay all costs and expenses incurred by Franchisor in enforcing this Section 11, including, but not limited to, reasonable attorneys fees.

     11.6 Developer acknowledges that Developer's violation of the terms of this Section 11 would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Developer accordingly consents to the issuance of an injunction prohibiting any conduct by Developer in violation of the terms of this Section 11. Such injunctive relief shall be in addition to any other remedies Franchisor may have.

     11.7 At Franchisor's request, Developer shall obtain and furnish to Franchisor executed covenants similar in substance to those set forth in this
Section 11 (including covenants applicable upon the termination of an individual's relationship with Developer) from any or all officers, directors, and holders of a direct or indirect beneficial interest of five percent (5%) or more of the securities of Developer. Every covenant required by this Section
11.7 shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third party beneficiary with the independent right to enforce the covenant.

     11.8 Franchisor agrees that it shall not employ or seek to employ any person who is at the time employed by Developer or who was employed by Developer within the preceding three (3) months, or otherwise directly or indirectly induce such person to leave his or her employment with Developer.


12.  NOTICES

     All notices pursuant to this Agreement shall be in writing and shall be personally delivered, sent by registered mail, or delivered or sent by another method which affords the sender evidence of receipt or attempted delivery, to the respective parties at the following addresses, unless and until a different address has been designated by written notice to the other party:


     Notices to Franchisor:                     Bruegger's Franchise Corporation
                                                3820 Edison Lakes Parkway
                                                Mishawaka, IN  46545
                                                Attn:  President

     With a copy to:                            Bruegger's Franchise Corporation
                                                3820 Edison Lakes Parkway
                                                Mishawaka, IN  46545
                                                Attn:  General Counsel


     Notices to Developer:                      ________________________________
                                                ________________________________
                                                ________________________________
                                                Attn:___________________________

Any notice sent or delivered which affords the sender evidence of receipt or attempted delivery shall be deemed to have been given and received at the date and time of receipt or attempted delivery.

13.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION

     13.1 It is understood and agreed by the parties that this Agreement does not create a fiduciary relationship between them; that Developer is an independent contractor; and that nothing in this Agreement is intended to make either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

     13.2 Developer shall hold itself out to the public to be an independent contractor operating pursuant to this Agreement. Developer agrees to take such actions as shall be necessary to that end.

     13.3 Nothing in this Agreement authorizes Developer to make any contract, agreement, warranty, or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name. Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action, nor shall Franchisor be liable by reason of any act or omission of Developer or any claim or judgment arising therefrom against Developer or Franchisor. Developer shall hold harmless and indemnify Franchisor, its affiliates, and their respective officers, directors, shareholders, and employees against any claim arising directly or indirectly from, as a result of, or in connection with Developer's activities hereunder, as well as the costs of defending against any such claim.


14.  APPROVALS AND WAIVERS

     14.1 Whenever this Agreement requires the prior approval or consent of Franchisor, Developer shall make a timely written request to Franchisor therefor, and, except as may be otherwise expressly provided herein, such approval or consent must be obtained in writing and signed by an officer of Franchisor.

     14.2 Franchisor makes no warranties or guarantees upon which Developer may rely and assumes no liability or obligation to Developer by providing any waiver, approval, consent, or suggestion to Developer in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

     14.3 No failure of Franchisor to exercise any right reserved to it in this Agreement or to insist upon strict compliance by Developer with any obligation or condition of this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Franchisor's right to exercise such right or to demand exact compliance with any of the terms of this Agreement. Waiver by Franchisor of any particular default by Developer shall not affect or impair Franchisor's rights with respect to any subsequent default of the same, similar, or different nature; nor shall any delay, forbearance, or omission of Franchisor to exercise any power or right arising out of any breach or default by Developer of any of the terms, provisions, or covenants of this Agreement affect or impair Franchisor's right to exercise the same; nor shall such constitute a waiver by Franchisor of any rights hereunder or rights to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term.


15.  SEVERABILITY AND CONSTRUCTION

     15.1 If, for any reason, any provision of this Agreement is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such invalidity shall not impair the operation of, or have any other effect upon, such other provisions of this Agreement as may remain otherwise intelligible. The latter shall continue to be given full force and effect and bind the parties hereto, and the invalid provision(s) shall be deemed not to be a part of this Agreement.

     15.2 Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Developer, Franchisor, and such of their successors and assigns as may be contemplated by Section 8 above, any rights or remedies under or by reason of this Agreement.

     15.3 Any provision or covenant of this Agreement which expressly or by reasonable implication imposes obligations after the expiration or termination of this Agreement shall survive such expiration or termination.

     15.4 Developer agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement, that may result from (i) striking from any of the provisions hereof any portion or portions which a court or agency having valid jurisdiction may hold to be unreasonable and unenforceable in an unappealed final decision to which Franchisor is a party, or (ii) reducing the scope of any promise or covenant to the extent required to comply with such a court or agency order.


16.  ENTIRE AGREEMENT; APPLICABLE LAW

     16.1 This Agreement, the documents referred to herein, and the Exhibits attached hereto constitute the entire agreement between Franchisor and Developer concerning the subject matter hereof and supersede all prior agreements, negotiations, representations, and correspondence concerning the same subject matter. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change, or variance from this Agreement shall be binding on either party unless agreed to in writing by the parties and executed by their authorized officers or agents.

     16.2 This Agreement shall be governed by the laws of the state in which Franchisor has its principal place of business from time to time. In the event of any conflict of law, the laws of such state shall prevail, without regard to the application of such state's conflict of law rules.

     16.3 Any action (whether or not arising out of this Agreement) brought by Developer against Franchisor in any court, whether federal or state, shall be brought, and any action brought by Franchisor against Developer may be brought, within the judicial district in which Franchisor has its principal place of business. The parties hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

     16.4 No right or remedy conferred upon or reserved to Franchisor or Developer by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

     16.5 Nothing herein contained shall bar Franchisor's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

     16.6 Any and all claims and actions arising out of or relating to this Agreement or the relationship of Developer and Franchisor, brought by either party against the other, shall be commenced within eighteen (18) months from the occurrence of the facts giving rise to such claim or action, or such claim or action shall be barred.

     16.7 Developer and Franchisor irrevocably waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other. Developer and Franchisor hereby waive to the fullest extent permitted by law any right to, or claim of, any punitive or exemplary damages against the other and agree that, in the event of a dispute between them, each shall be limited to the recovery of any actual damages sustained by it.

     16.8 If Developer shall consist of two or more persons or entities at any time during the Agreement Term, their obligations hereunder to Franchisor shall be joint and several.

17.  ACKNOWLEDGMENTS

     17.1 Developer acknowledges that the success of the business venture contemplated by this Agreement involves substantial business risks and is largely dependent upon Developer's business skills and financial and other resources. Franchisor expressly disclaims the making of, and Developer acknowledges not having received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

     17.2 Developer acknowledges that Developer has received, read, and understood this Agreement and the attached Exhibits, and that Developer has had ample time and opportunity to consult with advisors of Developer's own choosing about the potential benefits and risks of entering into this Agreement.

     17.3 Developer acknowledges that it received a complete copy of this Agreement and the attached Exhibits at least five (5) business days prior to the date on which this Agreement was executed. Developer further acknowledges that it received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

FRANCHISOR                               DEVELOPER:

Bruegger's Franchise Corporation         _________________________________

By:_______________________________       By:______________________________

Title:____________________________       Title:___________________________

                                   EXHIBIT A

                                      to

                         BRUEGGER'S FRESH BAGEL BAKERY
                             DEVELOPMENT AGREEMENT

                               PROPRIETARY MARKS
                               -----------------

                                        Date
Registered Marks             Type       Registered     Reg. No.
----------------             ----       ----------     --------
BRUEGGER'S                   TM          11/22/88       1,513,741

THE BEST THING ROUND         SM          6/15/93        1,776,884

BRUEGGEROONS                 TM          7/13/93        1,781,622

BRUEGGER'S LAST NIGHT'S
BAGELS AND DESIGN            TM          7/13/93        1,781,629

BRUEGGER'S BAGEL BAKERY
FRESH BAGELS AND DESIGN      SM          8/31/93        1,790,827

BRUEGGER'S FRESH BAGEL
BAKERY AND DESIGN            SM          8/31/93        1,790,828

BRUEGGER'S                   SM          9/7/93         1,792,050

                             APPLICATIONS PENDING
                             --------------------

                                        Date Sent      Application
Marks                        Type       for Filing             No.
-----                        ----       ----------     -----------
BRUEGGER'S BAGELS/
BAKED FRESH AND DESIGN       SM          1/16/96        75,046,205

TOTALLY COMPLETELY
OBSESSED WITH FRESHNESS      SM/TM       10/16/95       75,007,530
(Class No. 29 & 30)

TOTALLY COMPLETELY
OBSESSED WITH FRESHNESS      SM/TM       10/16/95       75,007,532
(Class No. 42)

JAVAHH!                      TM          7/3/95         75,697,540

SINGLE BAKER/SINGLE
BAGEL @ HEARTH DESIGN        SM          1/16/96        75,046,199

                                   EXHIBIT B

                                      to

                         BRUEGGER'S FRESH BAGEL BAKERY
                             DEVELOPMENT AGREEMENT



                               DEVELOPMENT AREA
                               ----------------

The Development Area shall be as follows:

                                   EXHIBIT C

                                      to

                         BRUEGGER'S FRESH BAGEL BAKERY
                             DEVELOPMENT AGREEMENT



                             DEVELOPMENT SCHEDULE
                             --------------------

                                   EXHIBIT D

                                      to

                         BRUEGGER'S FRESH BAGEL BAKERY
                             DEVELOPMENT AGREEMENT



                              FRANCHISE AGREEMENT
                              -------------------


The attached form of Franchise Agreement shall be used for all Bakeries to be developed during the Agreement Term.

                         BRUEGGER'S FRESH BAGEL BAKERY
                              FRANCHISE AGREEMENT

                         BRUEGGER'S FRESH BAGEL BAKERY
                         -----------------------------

                              FRANCHISE AGREEMENT
                              -------------------


1.DEFINITIONS..................................................................2
2.GRANT........................................................................3
3.TERM AND SUCCESSOR FRANCHISE AGREEMENTS......................................6
4.DUTIES OF FRANCHISOR.........................................................8
6.CONSTRUCTING AND OPENING THE BAKERY..........................................9
8.DUTIES OF FRANCHISEE........................................................12
9.PROPRIETARY MARKS AND COPYRIGHTS............................................16
10.OPERATIONS MANUALS.........................................................19
12.ACCOUNTING AND RECORDS.....................................................20
13.ADVERTISING AND PROMOTION..................................................21
14.INSURANCE..................................................................24
15.TRANSFER OF INTEREST.......................................................25
16.DEFAULT AND TERMINATION....................................................28
18.COVENANTS..................................................................32
19.ORGANIZATION OF FRANCHISEE.................................................34
20.TAXES, PERMITS, AND INDEBTEDNESS...........................................35
21.INDEPENDENT CONTRACTOR AND INDEMNIFICATION.................................36
23.NOTICES....................................................................37
24.ENTIRE AGREEMENT...........................................................38
25.SEVERABILITY AND CONSTRUCTION..............................................38
26.APPLICABLE LAW; ARBITRATION................................................39
27.ACKNOWLEDGMENTS............................................................41

     EXHIBIT A  -  PROPRIETARY MARKS
     EXHIBIT B -   APPROVED LOCATION

                         BRUEGGER'S FRESH BAGEL BAKERY
                              FRANCHISE AGREEMENT


     THIS AGREEMENT is entered into on __________, 19_____ by and between BRUEGGER'S FRANCHISE CORPORATION, a Delaware corporation ("Franchisor") and "Franchisee" (as defined below):

Name:                 __________________________________
                      __________________________________
                      __________________________________

Principal Address:    __________________________________
                      __________________________________
                      __________________________________


     WHEREAS, Franchisor and its affiliates have developed a system relating to the preparation and promotion of distinctive bagels and cream cheese and the establishment and operation of restaurants specializing in the sale of the bagels, cream cheese, and other food and beverage items (the "System");

     WHEREAS, the distinguishing characteristics of the System include, without limitation, the sale of bagels and cream cheese products prepared in accordance with secret recipes and manufacturing processes owned by affiliates of Franchisor; distinctive exterior and interior restaurant design, decor, color scheme, fixtures, and furnishings; standards and specifications for ingredients, food preparation, equipment, supplies, and restaurant operations; and advertising and promotional programs; all of which may be changed, improved, and further developed by Franchisor and its affiliates from time to time;

     WHEREAS, the System is identified by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including but not limited to the mark "BRUEGGER'S", as set forth in Exhibit A to this Agreement, and such other trade names, service marks, and trademarks as may hereafter be designated by Franchisor in writing for use in the System (the "Proprietary Marks");

     WHEREAS, Franchisee wishes to obtain the right to establish and operate a Bruegger's Fresh Bagel Bakery at the location specified in this Agreement;

     WHEREAS, Franchisor and Franchisee are parties to a Bruegger's Fresh Bagel Bakery Development Agreement dated December 18, 1996 (the "Development Agreement") under which Franchisee has the right and obligation to develop Bakeries (as defined below) within a specific geographic territory that includes the location specified in this Agreement, and pursuant to which the parties are entering into this Agreement,

     NOW, THEREFORE, the parties agree as follows:

1.   DEFINITIONS

For purposes of this Agreement, the meanings of the following terms are as follows. Certain other terms may be defined when they appear within the text of the Agreement.

"Approved Location" or "Premises" - The location of the Bakery as set forth in Exhibit B hereto.

"Bagel Store" - a food service business, including a Bakery, which derives a significant portion of its revenue from the sale of bagels and/or bagel related products or from any other product or service which is or hereafter becomes a source of a significant portion of the revenue of a Bakery.

"Bakery" - A food service business that:

     1. offers products for consumer consumption through on premises dining and carry-out;

     2.   operates using the System and the Proprietary Marks; and

     3.   is operated by Franchisor or pursuant to a valid Unit Franchise
          Agreement.

"Exclusive Area" - the smaller of:

     1. an area determined by drawing a circle around the Approved Location, which circle shall have the Approved Location as its center, and which shall be the smaller of the following:

          a.  a circle with a one and one-half (1.5) mile radius; or

          b. a circle that contains a population of thirty thousand persons, the radius of which circle shall be determined at such time or times as Franchisor communicates to Franchisee an intent to establish a Bakery or franchise others to establish a Bakery within one and one-half (1.5) miles of the Bakery. For purposes of this Agreement, the population used to determine the size of the Exclusive Area shall be the greater of the daytime population or the residential population; or

     2. the circle described in 1 above less any portion of that circle which extends outside of the Development Area as described in the Development Agreement

"Required Items" - Products required by the Franchisor, from time to time in its sole discretion, for sale at or from the Bakeries, including bagels, bagel related products, Franchisor's proprietary brand of cream cheese and other spreads, sandwiches, soups, salads, baked goods, breakfast items, an assortments of hot and cold beverages, teas (leaves, bags, dry mixes and related forms), coffee (Franchisor's proprietary brand of coffee including beans, ground and related forms), and other food products and merchandise, all of which are subject to modification or discontinuation in Franchisor's sole discretion from time to time and may include additional or substitute products.


2.   GRANT

     2.1 Franchisor grants to Franchisee the exclusive right, except as provided in Section 2.4, 2.5 and 2.6 hereof, and Franchisee undertakes the obligation, on the terms and conditions set forth in this Agreement, to establish and operate a Bakery and to use the Proprietary Marks and the System solely in connection therewith. Franchisor further grants to Franchisee, subject to Section 8.5 below, the right to use certain trade secrets of Franchisor's affiliates to manufacture bagel dough, solely for use in the Bakery.

     2.2  Franchisee shall operate the Bakery only at the the Approved Location.

     2.3  Except as provided in this Agreement (including without limitation
Section 2.4, 2.5 and 2.6), Franchisor shall not, during the Agreement Term, establish a Bakery or franchise others to establish a Bakery within the Exclusive Area.

     2.4 Franchisor, on behalf of itself and its affiliates and designees, retains all rights with respect to the System, the Proprietary Marks and the sale of any products associated therewith, anywhere in the world, including but not limited to:

          2.4.1 The right to establish and operate (directly or through an affiliate), and to franchise others to establish and operate, one or more food service businesses including, without limitation, Bakeries and Bagel Stores, and to sell and distribute under the Proprietary Marks any of the Required Items, at any location within or outside the Exclusive Area, both during and upon expiration or termination of this Agreement, and on such terms and conditions as Franchisor, in its sole discretion, deems appropriate (subject to the rights granted to Franchisee in Section 2.3 of this Agreement.)

          2.4.2 The right and the option to grant others (including any person or entity related in any way to the Franchisor ) the right to develop, manufacture, market sell and distribute food products including, but not limited to, cream cheese products and other bagel spreads or any other product or service, under the "Bruegger's" name or under any other name, directly or indirectly, through any channel of distribution, including, without limitation, supermarkets, delicatessens, specialty food stores, convenience stores, and other wholesale and retail food stores, at any location within and/or outside the Exclusive Area.

          2.4.3 In accordance with Sections 2.5 and 2.6 below, the right to develop additional Bakeries and to acquire, operate and convert to a Bakery, any business, including, without limitation, businesses operating one or more Bagel Stores (other than Bakeries) or other food service businesses, located or operating within and/or outside the Exclusive Area.

          2.4.4 The right to establish and operate, and franchise others to establish and operate a Bakery in any mall, military base, airport, hospital, educational institution or highway rest area ("Excluded Locations"), whether or not such Excluded Locations are located inside or outside the Exclusive Area. For purposes of this Section 2.4.4 "mall" shall be defined as any enclosed shopping facility which contains 100,000 square feet or more of enclosed space. Franchisor and Franchisee expressly acknowledge and agree that the right to develop and operate Bakeries at the Excluded Locations shall not be subject to Franchisee's rights as set forth in Sections 2.5 and 2.6 below.

     2.5 Notwithstanding anything to the contrary in this Agreement, if during the term of this Agreement Franchisor locates a site suitable for a Bakery within the Exclusive Area (a "Tactical Site"), Franchisor shall notify Franchisee in writing of such Tactical Site if Franchisor intends that such Tactical Site be developed and operated as a Bakery. Within ten (10) days after Franchisee's receipt of Franchisor's notice regarding such Tactical Site (including any relevant site-related materials in Franchisor's possession), Franchisee shall notify Franchisor if Franchisee desires to develop and operate a Bakery at such Tactical Site. If Franchisee fails to so notify Franchisor within such time period, then Franchisor or its designee shall have the right to develop and operate a Bakery at such Tactical Site.

     If Franchisee timely notifies Franchisor in writing that Franchisee desires to develop and operate a Bakery at such Tactical Site and Franchisor has fully negotiated a lease or purchase agreement for such Tactical Site, then Franchisee shall: 1) obtain the consent of the landlord to enter into such lease and execute and deliver same to landlord, if applicable; or 2) execute a purchase agreement or an assignment of purchase agreement, if applicable; and 3) execute Franchisor's then current form of standard unit franchise agreement containing Franchisor's then current fees and expense requirements and such ancillary documents (including guarantees) as are then customarily used by Franchisor in the grant of franchises for Bakeries (collectively, the "Franchise Documents") as modified for use in connection with the Tactical Site, as necessary, and (4) pay Franchisor a site location and negotiation fee (the "Site Location and Negotiation Fee") equal to Ten Thousand Dollars ($10,000.00) plus Franchisor's reasonable out-of-pocket expenses incurred in locating such Tactical Site and negotiating the lease or purchase agreement, all within ten (10) business days after Franchisor's delivery to Franchisee of the lease or purchase agreement, as the case may be, and the Franchise documents. the site location and Negotiation Fee is paid to compensate Franchisor for the internal costs of the site location services it provides. Franchisor shall fully cooperate with Franchisee in obtaining the landlord's consent to execute such lease or the seller's consent to execute such purchase agreement or assignment of purchase agreement as the case may be.

     If Franchisee timely notifies Franchisor in writing that Franchisee desires to develop and operate a Bakery at such Tactical Site and Franchisor has not fully negotiated a lease or purchase agreement for such Tactical Site, then Franchisee will have thirty (30) days in which to negotiate and deliver to Franchisor a lease or purchase agreement for such Tactical Site in form for execution. If Franchisor disapproves the lease or purchase agreement for failure to meet Franchisor's requirements, Franchisee will have ten (10) business days within which to negotiate and deliver to Franchisor a revised lease or purchase agreement for such Tactical Site in form execution. If Franchisor approves the lease or the purchase agreement for such Tactical Site, then Franchisee will: 1) execute such lease or purchase agreement, as applicable; 2) execute the Franchise Documents; and 3) pay to Franchisor its reasonable out-of-pocket expenses in locating such Tactical Site and, to the degree applicable, partially negotiating the lease or purchase agreement, all within ten business (10) days after Franchisor's delivery of the Franchise Documents to Franchisee.

     If Franchisee: 1) declines the option to develop the Tactical Site; 2) fails to timely notify Franchisor of its election to develop the Tactical Site; or 3) fails to timely execute the approved lease or purchase agreement, execute and deliver to Franchisor the Franchise Documents and pay the applicable expenses as provided herein, then Franchisor or its designee may develop and operate or franchise others to operate a Bakery at such Tactical Site.

     Any Tactical Site for which Franchisee executes the Franchise Documents and develops and opens a Bakery will count toward the Development Quota set forth in the Development Agreement.

     2.6 If during the Agreement Term Franchisor acquires the shares or assets (which may include, by way of illustration and not by way of limitation, furniture, fixtures, equipment, leasehold improvements and/or leasehold interest) of any business operating a Bagel Store at one or more sites located within the Exclusive Area which meets Franchisor's specifications and standards as in effect from time to time for conversion to a Bakery (the "Acquisition Site"), and Franchisor determines in its sole discretion to convert such Acquisition Site to a Bakery, Franchisor agrees to offer to sell such Acquisition Site to Franchisee for the price paid therefor by Franchisor. Such price will include that portion of the direct and indirect costs and liabilities incurred or assumed by Franchisor in making such acquisition and allocated to such Acquisition Site, whether paid or owed to the seller of such Acquisition Site, Franchisor, an affiliate of Franchisor or third parties, and other expenses allocated or otherwise related to such Acquisition Site (including losses, whether from continuing operations or closing acquired units) plus interest at the Franchisor's cost of money on the balance of such amounts from time to time, provided that:

               (1) such sale will not conflict with any existing legal obligation of Franchisor or the business being acquired;

               (2) such sale will not preclude the completion of the acquisition on the terms agreed to by Franchisor;

               (3) such sale will not, in Franchisor's judgment, interfere with any other legal agreement, arrangement or combination or affect federal or state income tax consequences arising from the acquisition in a manner adverse to any of the parties thereto; and

               (4) Franchisee agrees to execute, concurrently with Franchisee's purchase: a) the Franchise Documents, as modified for use in connection with an Acquisition Site, as necessary for each and every such Acquisition Site; b) convert each such Acquisition Site to a Bakery as soon as practicable thereafter (but in no event later than the date specified Franchisor) in accordance with Franchisor's standards and specifications; and c) close or sell within a reasonable time period specified by Franchisor any of the acquired sites which are not suitable for conversion to Bakeries.

Franchisee shall have thirty (30) days after receipt of Franchisor's offer in which to accept or reject such offer by written notice to Franchisor. If accepted, Franchisee shall have thirty (30) days from the date of acceptance to complete the acquisition.

     In the event Franchisee rejects or fails to timely accept Franchisor's offer to sell such Acquisition Sites or Franchisor is unable to extend such offer for any of the aforementioned reasons, Franchisor may operate, alter, modify, refurbish, remodel, promote and market or franchise others to operate any such Acquisition Site. For purposes of this Section, all references to Franchisor shall be deemed to include its affiliates.

     Any Acquisition Site for which Franchisee executes the Franchise Documents and develops and opens a Bakery shall count toward the Development Quota set forth in the Development Schedule.

3.   TERM AND SUCCESSOR FRANCHISE AGREEMENTS

     3.1 Unless sooner terminated as provided herein, the initial term of this Agreement (the "Agreement Term") commences on the date the Bakery opens for business under this Agreement (the "Commencement Date") and expires twenty (20) years from the Commencement Date, unless sooner terminated, in accordance with the provisions of this Agreement.

     3.2 Franchisee shall have, exercisable upon expiration of the Agreement Term, and upon expiration of each agreement term thereafter, an option to obtain a successor Franchise Agreement (the "Successor Agreement") for the Bakery, for an additional terms of the lesser of ten (10) years or the remaining term (including any extensions) of the lease for the premises of the Bakery (the "Premises"), subject to the following conditions:

          3.2.1 Franchisee shall have given Franchisor written notice of Franchisee's election to exercise its option not less than six (6) months nor more than nine (9) months before the end of the then current term;

          3.2.2 Franchisee shall not be in default of any provision of this Agreement, or any Successor Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and Franchisor or its affiliates, and Franchisee shall have substantially complied with such agreements throughout their respective terms;

          3.2.3 Franchisee shall have satisfied all monetary obligations owed by Franchisee to Franchisor and its affiliates, and shall have timely met those obligations throughout Agreement Term and the terms of any Successor Agreement;

          3.2.4 Franchisee shall make or provide for, in a manner satisfactory to Franchisor, such renovation and modernization of the Bakery as Franchisor may reasonably require, including, without limitation, installation of new equipment and renovation of signs, furnishings, fixtures, and decor to reflect the then-current standards and image of the System;

          3.2.5 Franchisee shall execute Franchisor's then-current form of Successor Agreement, which shall supersede this Agreement in all respects;

          3.2.6 Franchisee shall execute a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor, its affiliates, and their respective officers, directors, shareholders, and employees, in their corporate and individual capacities;

          3.2.7 Franchisee shall comply with Franchisor's then-current qualification and training requirements for new Bruegger's Fresh Bagel Bakery franchisees; and.

          3.2.8 Franchisee shall pay Franchisor a fee equal to the then-current initial franchise fee being charged for new franchises.


4.   DUTIES OF FRANCHISOR

     4.1 Franchisor shall provide to Franchisee one set of Franchisor's representative plans for the construction and layout of a Bakery.

     4.2 Franchisor shall provide to Franchisee, on loan, one set of Franchisor's confidential operations manuals (the "Manuals").

     4.3 Franchisor shall provide to Franchisee, on loan, only upon written request pursuant to Section 8.5.2 below, one copy of Franchisor's confidential Bagel Production Manual (the "Bagel Production Manual").

     4.4 Franchisor shall provide a training program prescribed by Franchisor, for the persons required or permitted to attend training under Section 7 of this Agreement.

     4.5 Franchisor shall provide such pre-opening and opening supervision and assistance as Franchisor deems advisable.

     4.6 Franchisor shall designate at least one supplier of Bruegger's Cream Cheese and license such supplier or suppliers to use the secret recipes necessary to produce Bruegger's Cream Cheese.

     4.7 In addition to the advertising and promotional materials produced by the advertising fund established by Franchisor for the System (the "Fund," as further described in Section 13 of this Agreement), Franchisor shall make available to Franchisee such advertising and promotional materials as Franchisor may elect to produce with Franchisor's own funds. Franchisor may charge a purchase price for such non-Fund materials equal to the costs to produce them.

     4.8 Franchisor shall provide to Franchisee from time to time, as Franchisor deems appropriate, advice and written materials concerning techniques of managing and operating the Bakery.

5.   FEES

     5.1 In consideration of the rights granted herein, Franchisee has paid to Franchisor an initial franchise fee of Thirty Five Thousand Dollars ($35,000), receipt of which is hereby acknowledged, which is fully earned and non-refundable in consideration of the administrative and other expenses incurred by Franchisor and Franchisor's lost or deferred opportunity to enter into similar arrangements with others. The initial franchise fee, less the Site Selection Deposit of Seventeen Thousand Five Hundred Dollars ($17,500), shall be paid to the Franchisor on or before the date that the Bakery commences operation.

     5.2 Franchisee shall pay Franchisor a weekly royalty fee in an amount equal to five percent (5%) of the Gross Sales of the Bakery for the preceding week. As used in this Agreement, "Gross Sales" means the full retail selling price of all products sold and all other income of every kind related to the Bakery or received at the Premises (including, without limitation, any proceeds from business interruption insurance and premiums), whether for cash or credit, (and regardless of collection in the case of credit) and without any deduction for any discounts, coupons or other promotional activities which reduce the everyday retail selling price of any products or services sold from the Bakery. Gross Sales shall not include any sales taxes or other taxes collected from customers by Franchisee and paid directly to the appropriate taxing authority. For purposes of this Agreement, unless otherwise designated by Franchisor in writing, a week begins on Monday and ends on the following Sunday.

     5.3  Franchisee shall contribute weekly to the Fund the amount specified in
Section 13.1 below (the "Advertising Fund Contribution").

     5.4 Franchisee shall designate an account at a commercial bank of its choice (the "Account") for the payment of weekly royalty fees and the Advertising Fund Contribution. Franchisee shall furnish the bank with such authorizations as may be necessary to permit Franchisor to make withdrawals from the Account by electronic funds transfer. On Thursday of each week, Franchisor shall transfer from the Account an amount equal to the royalty fees and Advertising Fund Contribution due from Franchisee based on Gross Sales for the preceding week. Franchisor shall furnish Franchisee with a written confirmation of each such transfer. Franchisee agrees to maintain sufficient funds in the Account at all times to cover all royalty fees and Advertising Fund
Contribution payable to Franchisor. If funds in the Account are insufficient to cover the amounts payable at the time Franchisor makes its weekly electronic funds transfer, the amount of the shortfall shall be deemed overdue, and Franchisee shall pay Franchisor, on demand, in addition to the overdue amount, daily interest on such amount from the date it was due until paid, at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less. Entitlement to such interest shall be in addition to any other remedies Franchisor may have.

6.   CONSTRUCTING AND OPENING THE BAKERY

     6.1 Franchisor shall furnish to Franchisee a copy of Franchisor's representative plans and specifications for construction of a Bakery and, if applicable, a bagel dough manufacturing site, including exterior and interior design and layout plans.

     6.2 Franchisee shall construct and equip the Bakery and any facility in which Franchisee manufactures bagel dough pursuant to Section 8.5.2 below at Franchisee's own expense. Before commencing construction of the Bakery, Franchisee, at its expense, shall employ a qualified architect or engineer to prepare preliminary and final architectural and engineering drawings and specifications for the Premises consistent with Franchisor's representative plans for a Bakery. As requested by the Franchisor, the preliminary and final drawings and specifications shall be submitted to Franchisor for approval. If Franchisor has not approved or rejected the drawings and specifications within thirty (30) days after receipt of a complete set of drawings and specifications, then Franchisor's approval shall be deemed received. Once approved by Franchisor, the drawings and specifications shall not be changed or modified without the prior written consent of Franchisor.

     6.3 Franchisee shall obtain, at Franchisee's expense, all zoning classifications, permits, and clearances (including, but not limited to, certificates of occupancy and mall or strip center clearances) which may be required by federal, state, or local laws, ordinances, or regulations.

     6.4 During the entire period of construction of the Bakery, Franchisee shall permit Franchisor and its agents to inspect the site at all reasonable times. Franchisee shall complete construction and installation of all furniture, fixtures, equipment, and signs in accordance with the final plans and specifications approved by Franchisor under Section 6.1 above, and shall notify Franchisor of the anticipated construction completion date.

     6.5 Franchisee shall open the Bakery within one (1) year after the date of this Agreement. The parties agree that time is of the essence in the opening of the Bakery.

7.   TRAINING; MANUALS

     [IF THIS AGREEMENT RELATES TO THE FIRST BAKERY TO BE OPENED BY FRANCHISEE PURSUANT TO THE DEVELOPMENT AGREEMENT, THEN THE FOLLOWING ALTERNATIVE FORM OF
SECTION 7.1 SHALL APPLY:]

     7.1 Within sixty (60) days before the Bakery opens for business, the manager, and two bakers designated by Franchisee, together with the individual who shall be responsible for the operations of all Bakeries operated by Franchisee (the "Operator") shall attend and complete Franchisor's training program to Franchisor's satisfaction.

     [IF THIS AGREEMENT RELATES TO ANY BAKERY SUBSEQUENT TO THE FIRST BAKERY OPERATED BY FRANCHISEE PURSUANT TO THE DEVELOPMENT AGREEMENT, THEN THE FOLLOWING ALTERNATIVE VERSION OF SECTION 7.1 SHALL APPLY:]

     7.1 Franchisee shall provide a training program to its own personnel. Except as otherwise provided in this Section 7, within sixty (60) days before the Bakery opens for business, the manager and two bakers designated by Franchisee together with the individual who shall be responsible for the operations of all Bakeries operated by Franchisee (the "Operator"), shall attend and complete the training program conducted by Franchisee, unless such individuals previously completed training to Franchisor's satisfaction. The content and administration of Franchisee's training program must be at least equal to those of Franchisor's training program and must be approved in advance by Franchisor. Franchisor will provide Franchisee with the materials and, to the extent Franchisee deems its necessary or appropriate, assistance in designing and developing Franchisee's own training program. Franchisor shall have the right to review Franchisee's training program periodically to ensure its quality and to verify that managers, and bakers are being trained in a timely and satisfactory manner. Franchisor shall notify Franchisee of any deficiencies in the training program. Franchisee shall promptly cure such deficiencies. If Franchisee fails to cure such deficiencies within a reasonable time, Franchisor may require all Operators, Bakery managers and bakers to attend training conducted by Franchisor at Franchisee's expense, until such time as the deficiencies in Franchisee's program have been corrected to Franchisor's satisfaction.

     7.2 Similarly, within sixty (60) days before a bagel dough manufacturing site opens for business, the manager of such facility shall attend and complete Franchisor's training program to Franchisor's satisfaction, or, if applicable, shall attend and complete a training program conducted by Franchisee and approved by Franchisor pursuant to the Development Agreement.

     7.3  After the Bakery opens for business:

          7.3.1 Any person employed by Franchisee to serve as Operator, as manager or baker of the Bakery, or as manager of a bagel dough manufacturing site, before commencing his or her duties, shall attend and satisfactorily complete the training program referred to in Section 7.1; and

          7.3.2 Such of Franchisee's employees as Franchisor may reasonably designate shall attend and complete, to Franchisor's satisfaction, such additional training programs as Franchisor may reasonably require from time to time.

     7.4 All training conducted by Franchisor shall be held at a location designated by Franchisor. Franchisor shall provide instructors, training facilities, and training materials for all such training at no charge to Franchisee. Franchisee shall be responsible for all other expenses for training of its employees, including, but not limited to, the costs of transportation, lodging, meals, and wages.

     7.5 Franchisor shall provide to Franchisee, on loan, one set of Manuals. The Manuals shall remain the sole property of Franchisor and shall be kept in a secure place at all times. Franchisee shall not photocopy, duplicate, record, or otherwise reproduce the Manuals or any of its contents without the prior written consent of Franchisor.


8.   DUTIES OF FRANCHISEE

     8.1 In order to protect the reputation and goodwill of Franchisor and to maintain high standards of operation under the System, Franchisee shall operate the Bakery in strict conformance with the methods, standards, and specifications prescribed by Franchisor from time to time in the Manuals or otherwise in writing. If Franchisee, pursuant to Section 8.5.2 below, produces its own bagel dough for the Bakery, Franchisee shall manufacture such bagel dough in strict conformance with the methods, standards, and specifications prescribed by Franchisor from time to time in the Bagel Production Manual. Franchisee shall not deviate from such standards, specifications, and procedures without Franchisor's prior written consent.

     8.2 Franchisee shall use the Premises solely for the operation of the Bakery, shall keep the Bakery open and in normal operation for the minimum hours and days specified in the Manuals and as permitted by applicable laws, and shall refrain from using or permitting the use of the Premises for any other purpose or activity at any time without first obtaining the written consent of Franchisor.

     8.3 Except to the extent provided in Section 6 of the Development Agreement, Franchisee shall be solely responsible for all employment decisions and functions of the Bakery, including, without limitation, those related to hiring, firing, training, wage and hour requirements, recordkeeping, supervision, and discipline of employees. Franchisee shall maintain a competent, conscientious, trained staff with enough members to operate the Bakery in an efficient and competent manner. Franchisee shall take such steps as are necessary to ensure that its employees preserve good customer relations; render competent, prompt, courteous, and knowledgeable service; and meet such minimum standards as Franchisor may establish from time to time in the Manuals.

     8.4 Franchisee shall offer for sale in the Bakery all products and services which are designated as core products by Franchisor from time to time in the Manuals as Required Items. Franchisee may also offer for sale any non-required items and services which have been approved by Franchisor in the Manuals for sale in a Bakery, but Franchisee shall not offer or sell any other products or services without Franchisor's prior written consent. All products shall be sold only in the weights, sizes, forms, and packages approved by

Franchisor. Franchisee shall discontinue selling or offering for sale any products or services which Franchisor, in its sole discretion, disapproves in writing at any time. Franchisee shall have sole discretion as to the prices of all products and services offered and sold by it to its customers.

     8.5 A principal purpose of the relationship created by this Agreement is to enable Franchisee to sell bagels prepared from dough made in accordance with the proprietary recipe and manufacturing process owned by Bruegger's Corporation, an affiliate of Franchisor ("Bruegger's Bagels"), and to sell varieties of a special cream cheese product ("Bruegger's Cream Cheese") made in accordance with proprietary recipes owned by Bruegger's Corporation. In order to protect the ownership interests of Franchisor's and its affiliates in the proprietary recipes and processes and to ensure the quality, uniformity, and distinctiveness of Bruegger's Bagels and Bruegger's Cream Cheese, Franchisee agrees that:

          8.5.1 All of Franchisee's requirements of Bruegger's Cream Cheese shall be purchased by Franchisee from a supplier designated by Franchisor; and

          8.5.2 All of Franchisee's requirements of bagel dough shall either be: (i) manufactured by Franchisee in strict conformance with the standards and procedures set forth by Franchisor from time to time in the Bagel Production Manual; or (ii) purchased by Franchisee from a supplier designated by Franchisor. Franchisor shall furnish one (1) copy of the Bagel Production Manual to Franchisee within one (1) week after receipt of written notification from Franchisee that Franchisee intends to produce its own bagel dough for the Bakery, unless Franchisee has previously received a copy of the Bagel Production Manual pursuant to another Bruegger's Fresh Bagels Bakery Franchise Agreement, in which case Franchisor shall have no obligation to furnish an additional copy. Franchisee's written notice shall explicitly acknowledge Franchisee's obligation to hold the Bagel Production Manual and its contents in strict confidence at all times pursuant to Section 10 of this Agreement.

     8.6 In addition to the restriction's regarding purchase of bagel dough and Bruegger's Cream Cheese, as provided in Section 8.5, Franchisee shall purchase all other products and services for the Bakery solely from suppliers who demonstrate to Franchisor's continuing reasonable satisfaction the ability to meet Franchisor's standards and specifications; possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably; and have been approved by Franchisor in the Manuals or otherwise in writing. For purposes of Sections 8.5 and 8.6, "supplier" means any source of products or services, including, but not limited to, manufacturers, wholesalers, and distributors. If Franchisee desires to purchase products or services from an unapproved supplier, Franchisee shall submit to Franchisor a written request to approve the proposed supplier, together with such information as Franchisor may reasonably require. Franchisor shall have the right to require that its representatives be permitted to inspect the supplier's facilities, and that samples from the supplier be delivered for evaluation and testing either to Franchisor or to an independent testing facility designated by Franchisor.

A charge not to exceed the reasonable cost of the evaluation and testing shall be paid by Franchisee, whether or not the supplier is approved. Within thirty
(30) days after its receipt of Franchisee's request and completion of evaluation and testing (if required by Franchisor), Franchisor shall notify Franchisee in writing of its approval or disapproval of the proposed supplier. Approval shall not be unreasonably withheld. Franchisee shall not purchase, sell, or offer for sale any products or services of the proposed supplier until Franchisor's written approval of the proposed supplier is received. Franchisor may revoke its approval of particular suppliers from time to time if Franchisor determines, in its sole judgment, that such suppliers or their products or services no longer meet Franchisor's standards. Upon receipt of written notice of revocation, Franchisee shall cease to purchase from the disapproved supplier and, in the case of revocation based on failure of products to meet Franchisor's standards, Franchisee shall dispose of its remaining inventory of such products as directed by Franchisor.

     8.7 Franchisee shall acquire and install in the Bakery, at Franchisee's expense, point of sale equipment and software that Franchisor approves in writing prior to installation and use. Franchisee shall maintain electronic connection of its point of sale systems with those of Franchisor; shall use the point of sale systems in accordance with the policies and operational procedures issued by Franchisor from time to time; shall transmit data to Franchisor or permit Franchisor to poll Franchisee's systems at the times specified by Franchisor; shall maintain its point of sale systems in good working order at all times; and shall ensure that Franchisee's employees are adequately trained in the use of such systems and the related policies and procedures of Franchisor. Franchisee shall bear all costs of installation, operation, and maintenance of the point of sale systems, except for toll charges incurred by Franchisor in accessing Franchisee's systems.

     8.8 In addition to the requirements of Section 8.7, Franchisee shall acquire and install in the Bakery and any facility in which Franchisee manufactures bagel dough, at Franchisee's expense, such fixtures, furnishings, equipment, decor, and signs as Franchisor may reasonably direct from time to time. Franchisee shall not install or permit to be installed on or about the Premises, without Franchisor's prior written consent, any fixtures, furnishings, equipment, decor, signs, or other items not previously approved by Franchisor.

     8.9 Franchisee shall permit Franchisor and its agents to enter the Bakery and any facility in which Franchisee manufactures bagel dough at any time during normal business hours to conduct inspections; shall cooperate with such inspections by rendering such assistance as Franchisor's representatives may reasonably request; and, upon notice from Franchisor or its agents, shall immediately begin such steps as may be necessary to correct any deficiencies noted during any such inspection.

     8.10 Franchisee shall maintain the Premises (including adjacent public areas) in a clean, orderly condition and in excellent repair. Franchisee, at its own expense, shall make such additions, alterations, repairs, and replacement as may be required for that purpose (but no others without Franchisor's prior written consent).

     8.11 At Franchisor's request, but not more often than once every five (5) years, unless sooner required by Franchisee's lease, Franchisee shall refurbish the Bakery to conform to the then-current design and service system, trade dress, and color schemes for a new Bakery. Such refurbishment may require expenditures by Franchisee on, among other things, structural changes, installation of new equipment, remodeling, redecoration, and modifications to existing improvements. Franchisor shall consider the useful life of the capital improvements in developing its standards for regular refurbishment.

     8.12 Franchisee shall participate in special promotional activities which Franchisor may prescribe generally for the System, including but not limited to an annual "Bruegger's Birthday" promotion, provided that Franchisee shall always have sole discretion as to the prices charged to its customers. If Franchisor prescribes any such activities, Franchisee shall bear its own costs of conducting such activities for the Bakery.

     8.13 Franchisee shall not implement any change in the System without the prior written consent of Franchisor. Franchisee shall notify Franchisor in writing of any change in the System which Franchisee desires to implement, and shall provide to Franchisor such information as Franchisor requests regarding the proposed change. Franchisee acknowledges and agrees that Franchisor shall have the right to incorporate the change into the System and thereupon obtain all right, title, and interest of Franchisee therein, without compensation to Franchisee.

     8.14 Franchisee acknowledges that the System may be unilaterally supplemented, improved, and otherwise modified from time to time by Franchisor. Franchisee agrees to comply with all reasonable requirements of Franchisor in that regard, including, without limitation, offering and selling new types of products or services as specified by Franchisor.

     8.15 Franchisee shall comply with all terms of its lease or sublease for the Premises and all other agreements affecting the operation of the Bakery. Franchisee shall undertake best efforts to maintain a good working relationship with its landlord and shall refrain from any activity which may jeopardize Franchisee's right to remain in possession of, or to renew the lease or sublease for, the Premises.

     8.16 Franchisee shall operate the Bakery in full compliance with all applicable municipal, county, state and federal laws, rules, regulations and ordinances, including, without limitation, all government regulations relating to occupational hazard and health, worker's compensation insurance, unemployment insurance and withholding and payment of federal and state income taxes, social security taxes and sales taxes. Within ten (10) days after receipt thereof by Franchisee, Franchisee shall forward to Franchisor copies of any and all reports, warnings, notices of violation or other evidence reflecting less than full compliance by Franchisee with any applicable laws, rules, regulations or ordinances.

     8.17 Franchisee shall at all times employ a manager who shall devote his or her full time and best efforts to the operation of the Bakery and who has been trained in accordance with the provisions of Section 7 of this Agreement.


9.   PROPRIETARY MARKS AND COPYRIGHTS

     9.1 Franchisor represents that Bruegger's Corporation has granted Franchisor a license to use, and to license others to use, the Proprietary Marks; that, subject to any common law rights of others, Franchisor has the right to license Franchisee to use the Proprietary Marks; and that Franchisor has taken and will take all steps reasonably necessary to preserve and protect the validity of the Proprietary Marks and its right to license others to use them.

     9.2 Franchisee acknowledges and agrees that Franchisor or its affiliates are the owners of certain copyrighted or copyrightable works (the "Copyrights") and that the Copyrights are valuable property of the Franchisor or its affiliates. Franchisor authorizes the Franchisee to use the Copyrights on the condition that Franchisee complies with all of the terms and conditions of this
Section 9.2. Franchisee acknowledges and agrees that the Franchisor may create, acquire or obtain licenses for certain additional copyrights in various works of authorship used in connection with the operation of a Bakery, including, but not limited to, all categories of works eligible for protection under the United States Copyright law, all of which shall be deemed to be part of the Copyrights, as that term is defined herein. The Copyrights include, but are not limited to, the Manuals, advertisements, promotional materials, labels, menus, posters coupons, gift certificates, signs and store designs, plans and specifications and may include all or part of the Proprietary Marks or other trade dress used as part of the System. Franchisee acknowledges that this Agreement does not confer any interest in the Copyrights on Franchisee, other than the right to use them in the operation of a Bakery in compliance with the terms of this Agreement. If Franchisee prepares any adaptation, translation or work derived from the Copyrights, including, but not limited to, advertisements, promotional materials, labels, menus or posters, whether or not such adaptation was authorized by the Franchisor, Franchisee agrees that such material shall be the property of Franchisor and Franchisee hereby assigns all its right, title and interest therein to the Franchisor (or a person designated by Franchisor). Franchisee agrees to execute any documents, in recordable form, which Franchisor deems necessary to reflect or perfect such ownership. Franchisee shall submit all such adaptation, translation or derivative works to Franchisor for approval prior to use.

     9.3  Franchisee agrees that:

          9.3.1 Franchisee shall use only the Proprietary Marks and Copyrights designated by Franchisor and shall use them only in the manner authorized by Franchisor;

          9.3.2 Franchisee shall use the Proprietary Marks and Copyrights only for the operation of the Bakery and only at the Approved Location or in advertising for the Bakery;

          9.3.3 Unless otherwise authorized or required by Franchisor, Franchisee shall operate and advertise the Bakery only under the name "BRUEGGER'S BAGELS" or such other name or mark as may be designated by Franchisor, shall use all Proprietary Marks without prefix or suffix, and shall not use the Proprietary Marks as part of its corporate or legal name;

          9.3.4 Franchisee shall ensure that all advertising and promotional materials, packaging, signs, decorations, and other items which may be specified by Franchisor bear the Proprietary Marks in the form, color, size, and location prescribed by Franchisor;

          9.3.5 Franchisee, as directed by Franchisor, shall identify itself as the owner of the Bakery in conjunction with any use of the Proprietary Marks, including, but not limited to, on invoices, order forms, receipts, and business stationery, as well as at such conspicuous locations on the Premises as Franchisor may designate in writing;

          9.3.6 Franchisee's right to use the Proprietary Marks and Copyrights are limited to such uses as are authorized under this Agreement, and any unauthorized use shall constitute an infringement of Franchisor's rights and the rights of Bruegger's Corporation;

          9.3.7 Franchisee shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of Franchisor or Bruegger's Corporation;

          9.3.8 Franchisee shall comply with Franchisor's instructions in filing and maintaining any requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by Franchisor to obtain protection for the Proprietary Marks and Copyrights or to maintain their continued validity and enforceability;

          9.3.9 During the term of this Agreement and after its expiration or termination, Franchisee shall not directly or indirectly contest the validity of, or take any other action which tends to jeopardize the rights of Franchisor or its affiliates to the ownership of or right to use and to license others to use the Proprietary Marks; and

          9.3.10 Franchisee shall ensure that the Proprietary Marks and the Copyrights shall bear the ("R"), "TM","SM" or copyright notice, respectively, as may be prescribed by the Franchisor from time to time.

     9.4  Franchisee acknowledges that:

          9.4.1 The Proprietary Marks and Copyrights are valid and serve to identify the System and those who are authorized to operate under the System;

          9.4.2 Franchisee's use of the Proprietary Marks and Copyrights pursuant to this Agreement does not give Franchisee any ownership interest or other interest in the Copyrights or Proprietary Marks;

          9.4.3 Any and all goodwill arising from Franchisee's use of the Proprietary Marks and Copyrights shall inure exclusively to the benefit of Franchisor and Bruegger's Corporation, and upon expiration or termination of this Agreement, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the System, the Proprietary Marks, or the Copyrights; and

          9.4.4 The license to use the Proprietary Marks and Copyrights granted hereunder is nonexclusive.

     9.5 Franchisee shall promptly notify Franchisor of any unauthorized use of the Proprietary Marks or Copyrights or any challenge to the validity of the Proprietary Marks or Copyrights, the ownership by Franchisor or Bruegger's Corporation of the Proprietary Marks or Copyrights or Franchisor's right to use and to license others to use, or Franchisee's right to use the Proprietary Marks or Copyrights. Franchisee acknowledges that Franchisor and Bruegger's Corporation have the right to direct and control any administrative proceeding or litigation involving the Proprietary Marks or Copyrights, including any settlement thereof. Franchisor and Bruegger's Corporation have the right, but not the obligation, to take action against uses by others that may constitute infringement of the Proprietary Marks or Copyrights. Franchisor shall defend or cause the defense of Franchisee against any third-party claim, suit, or demand arising out of Franchisee's use of the Proprietary Marks or Copyrights. Franchisor shall bear the cost of such defense (including the cost of any judgment or settlement) if Franchisee has used the Proprietary Marks or Copyrights in accordance with this Agreement, but otherwise Franchisee shall bear the cost of such defense (including the cost of any judgment or settlement). Franchisee shall execute any and all documents and do such acts as Franchisor deems necessary to carry out the defense or prosecution of any litigation involving the Proprietary Marks or Copyrights, including, but not limited to, becoming a nominal party to any legal action. Except to the extent that such litigation is the result of Franchisee's use of the Proprietary Marks or Copyrights in a manner inconsistent with the terms of this Agreement, Franchisor agrees to reimburse Franchisee for its out-of-pocket costs in doing such acts.

     9.6 Franchisor reserves the right to modify or require Franchisee to discontinue use of any of the Proprietary Marks and Copyrights and/or to substitute different service marks, trademarks or copyrighted material for use in identifying the System and the businesses operating thereunder. When required by Franchisor, Franchisee shall promptly discontinue use of such Proprietary Marks or Copyrights or implement any modification or substitution of same at Franchisee's sole cost and expense. Franchisor shall have no obligation or liability to Franchisee as a result of such modification or substitution.

10.  OPERATIONS MANUALS


     10.1 Franchisee shall treat the Manuals, the Bagel Production Manual, any other manuals approved by Franchisor for use in connection with the Bakery, and all information contained therein as confidential, and shall maintain such information in strict secrecy. Franchisee shall not copy, duplicate, record, or otherwise reproduce the foregoing materials, in whole or in part, or otherwise make them available to any unauthorized person, except as required by law.

     10.2 The Manuals and the Bagel Production Manual shall remain the sole property of Franchisor and shall at all times be kept in a secure place in the Bakery or, in the case of the Bagel Production Manual, in the facility where Franchisee manufactures bagel dough.

     10.3 Franchisor may from time-to-time revise the contents of the Manuals and the Bagel Production Manual. Franchisee agrees to update its Manuals and Bagel Production Manual and to comply with each new or changed standard upon reasonable notice thereof from Franchisor. In the event of a dispute about the contents of the Manuals or Bagel Production Manual, the master copies maintained by Franchisor at its principal offices shall be controlling.

11.  CONFIDENTIAL INFORMATION

     11.1 Franchisee shall not, during the term of this Agreement or at any time thereafter, communicate, divulge, or use for the benefit of any other person or entity any confidential information, knowledge, trade secrets, or know-how which may be communicated to Franchisee or of which Franchisee may be apprised by virtue of Franchisee's activities under this Agreement. Franchisee may divulge such confidential information only: (i) to such of its employees as must have access to it in order to operate the Bakery; and (ii) to Franchisee's contractors and the landlord of the Premises with the prior written approval of Franchisor. All information, knowledge, trade secrets, know-how, techniques, and other data which Franchisor designates as confidential shall be deemed confidential for purposes of this Agreement, except information which

Franchisee can demonstrate came to its attention by lawful means prior to disclosure thereof by Franchisor, or which, at or after the time of disclosure by Franchisor to Franchisee, had become or later becomes a part of the public domain, through publication or communication by others.

     11.2 At Franchisor's request, Franchisee shall require its employees, landlord, contractors, and any other person to whom Franchisee wishes to disclose any confidential information of Franchisor to execute covenants that they will maintain the confidentiality of such information. Such covenants shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third-party beneficiary with the independent right to enforce the covenants.

12.  ACCOUNTING AND RECORDS

     12.1 Franchisee shall prepare, and shall preserve for at least three (3) years from the dates of their preparation, complete and accurate books, records, and accounts, in accordance with generally accepted accounting principles.

     12.2 All Gross Sales and all sales tax and other charges collected on behalf of third parties shall be recorded by Franchisee in accordance with the procedures prescribed in the Manuals on such point of sale systems as Franchisor may specify pursuant to Section 8.7 above.

     12.3 Franchisee shall submit to Franchisor, at Franchisee's expense, in the form prescribed by Franchisor:

           12.3.1 By no later than Monday of each week, a complete and accurate report of Gross Sales for the preceding week, and such other weekly data as Franchisor may reasonably require;

           12.3.2 Within ninety (90) days after the end of each fiscal year of Franchisee, an income statement showing the results of Franchisee's operations during such fiscal year and a balance sheet as of the end of such fiscal year, both of which shall be audited by an independent certified public accountant; and

           12.3.3 Interim unaudited income statements and balance sheets, not less often than quarterly, within forty-five (45) days after the end of the period to which the statements relate.

     12.4 Franchisor and its designated agents shall have the right to examine and copy, at Franchisor's expense, on reasonable notice and during normal business hours, the books, records, accounts, and sales tax returns of Franchisee. Franchisor shall also have the right, at any time, to have an independent audit made of the books of Franchisee. If an inspection or audit reveals that any payment to Franchisor has been understated, Franchisee shall immediately pay to Franchisor the amount owed, together with daily interest from the date such amount was due until paid at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less. If an inspection or audit reveals any underpayment by Franchisee of two percent (2%) or more, Franchisee shall, in addition to payment of monies owed with interest, reimburse Franchisor for all costs connected with the inspection or audit (including, without limitation, expenses for travel, lodging and wages, and reasonable accounting and legal costs). The foregoing remedies shall be in addition to any other remedies Franchisor may have.

13.  ADVERTISING AND PROMOTION

     Recognizing the value of advertising and promotion and the importance of the standardization of advertising and promotion to the furtherance of the goodwill and public image of the System, the parties agree as follows:

     13.1 Franchisee shall contribute weekly to the advertising Fund established by Franchisor for the System four percent (4%) of the Gross Sales of the Bakery. The percentage of Gross Sales Franchisee is required to contribute may be increased, at Franchisor's sole discretion, by up to one quarter of one percent (.25%) per calendar year during each year of the Agreement Term, but in no event shall the required contribution during the Agreement Term exceed eight percent (8%) of Franchisee's Gross Sales. Contributions shall be made by electronic funds transfer, as specified in Section 5.4. Franchisor shall use all Fund monies received from Franchisee in any manner consistent with Section 13.3 below. Franchisor, or its affiliates, shall contribute a like percentage for each Bakery that Franchisor, or its affiliates, operate.

     13.2 In addition to its contributions to the Fund, Franchisee shall spend monthly for local advertising and promotion two percent (2%) of the Gross Sales of the Bakery. Franchisee expressly acknowledges and agrees that neither all nor any portion of this required expenditure for local advertising and promotion may be satisfied by giving away products of any kind. All local advertising and promotion must be approved by Franchisor pursuant to Section 13.9 below.

     13.3 The Franchisor shall direct all advertising, media placement, marketing and public relations programs and activities financed by the Fund, with sole discretion over strategic direction, creative concepts, materials and endorsements used therein, and the geographic, market and media placement and allocation thereof. Franchisee acknowledges and agrees that the Fund may be used to pay various costs and expenses as Franchisor may determine in its sole discretion, including by way of example and without limitation: preparing and producing video, audio and written advertising materials; interest on borrowed funds; sponsorship of sporting, charitable, or similar events;

reasonable salaries and expenses of employees of Franchisor or its affiliates working for or on behalf of the Fund or on advertising, marketing, public relations materials, programs, or activities or promotions prepared, planned or undertaken on behalf of the Fund and administrative costs and overhead of Franchisor or its affiliates incurred in activities reasonably related to the administration and activities of the Fund; administering advertising programs, including, without limitation, purchasing direct mail and other media advertising and employing advertising agencies to assist therewith; and supporting public relations, marketing and consumer research and other advertising, promotional and marketing activities, including testing and test marketing programs, fulfillment charges, and development and implementation and testing of trade dress and design prototypes. Franchisee agrees to participate in all advertising, marketing, promotions, research, and public relations programs instituted by the Franchisor, whether or not such is paid for by proceeds from the Fund.

     13.4 Franchisee acknowledges that the Fund and all contributions thereto, and any earnings thereon, shall be used is intended to maximize general public recognition, acceptance, and use of the System, and that Franchisor is not obligated, in administering the Fund, to make expenditures for Franchisee which are equivalent or proportional to Franchisee's contribution, or to ensure that any particular franchisee benefits directly or pro rata from expenditures by the
                                               --- ----
Fund. Franchisee acknowledges that its failure to derive any such benefit will not serve as a basis for a reduction or elimination of its obligation to contribute to the Fund. Franchisee further acknowledges and agrees that the failure (whether with or without Franchisor's permission) of any other franchisee to make the appropriate amount of contributions to the Fund shall not in any way release Franchisee from or reduce Franchisee's obligations under this
Section 13.4, such obligations being separate and independent obligations of Franchisee under this Agreement. Except as expressly provided in this Section 13.4, Franchisor assumes no direct or indirect liability or obligation to Franchisee with respect to maintenance, direction, or administration of the Fund.

     13.5 Nothing in this Agreement shall be construed to create a trust or fiduciary relationship of any kind or nature whatsoever among the parties as it relates to the Fund or Franchisor's actions with respect thereto including, but not limited to, collection of payments, maintenance of the bank account, bookkeeping, and disbursement of monies from the Fund.

     13.6 In addition to its contributions to the Fund and the required monthly expenditure for local advertising and promotion, Franchisee shall conduct grand opening marketing activities pursuant to the then current grand opening marketing plan prescribed by Franchisor. Franchisor may require Franchisee to expend up to Fifteen Thousand Dollars ($15,000) to conduct such grand opening marketing activities.

     13.7 Franchisor shall have the right, in its sole discretion, to designate geographic areas for purposes of establishing local or regional advertising cooperatives ("Cooperatives"). If the Bakery is within the territory of an existing Cooperative at the time the Bakery opens for business, Franchisee shall immediately begin participating in the Cooperative comprised of the Bakeries located within such geographic area. If a Cooperative applicable to the Bakery is established during the term of this Agreement, Franchisee shall begin participating no later than thirty (30) days after the date approved by Franchisor for the Cooperative to commence operation. In no event shall more than one Cooperative be applicable to the Bakery. Franchisor (or its affiliate, as the case may be,) shall become a member in any Cooperatives established for a geographic region that includes a Bakery owned by Franchisor (or its affiliate). The following provisions shall apply to each Cooperative:

           13.7.1 Each Cooperative shall be organized and governed in a form and manner, and shall commence operations on a date, approved in advance by Franchisor in writing. Franchisor reserves the right to change, in its sole discretion, the form and manner of the organization and governance of any Cooperative and Franchisee hereby agrees to implement any such change immediately upon notice from Franchisor. No changes in the bylaws or other governing documents of a Cooperative shall be made without Franchisor's prior written consent.

           13.7.2 Each Cooperative shall be organized for the exclusive purpose of administering regional advertising programs and developing, subject to Franchisor's approval, promotional materials for use by the members in local advertising.

           13.7.3 No advertising or promotional plans or materials may be used by a Coopeerative or furnished to its members without prior approval of Franchisor pursuant to Section 13.8 below.

           13.7.4 Franchisee and each other member of the Cooperative shall contribute every fourth Monday to the Cooperative, commencing with the first Monday after the Cooperative commences operations, all or any portion of the local advertising expenditure required pursuant to Section 13.2 above, as determined by the membership. Said amount may not exceed two percent (2%) of the Gross Sales of each Bakery operated by the members unless approved by a unanimous vote of eligible members. Franchisee's obligation to make local advertising expenditures under Section 13.2 above shall be reduced by the amount of Franchisee's contributions to the Cooperative. Each required contribution shall be based on Gross Sales for the preceding four week period, and shall be submitted together with such statements or reports as may be required by Franchisor, or by the Cooperative with Franchisor's prior written approval.

           13.7.5 Franchisor, in its sole discretion, may grant to any franchisee an exemption for any length of time from the requirement of membership in a Cooperative, and/or from the obligation to contribute thereto (including a reduction, deferral or waiver of such contribution), upon written request of such franchisee stating sufficient reasons to support such exemption. Franchisor's decision concerning any request for exemption shall be final. If an exemption is granted to a franchisee, the franchisee shall be required to spend on local advertising the amount the franchisee otherwise would have been required to contribute to the Cooperative.

           13.7.6 Franchisor and its designated agents shall have the right to examine and copy, at Franchisor's expense, on reasonable notice and during normal business hours, the books, records, and accounts of any Cooperative. Franchisor shall also have the right, at any time, to have an independent audit made of the books of any Cooperative.

     13.8 All advertising and promotion by Franchisee and by Cooperatives shall be in such media and of such type and format as Franchisor may approve, shall be conducted in a dignified manner, and shall conform to such standards and requirements as Franchisor may specify. Franchisee or the Cooperative shall submit written samples of all proposed advertising and promotional plans and materials to Franchisor for its approval (except with respect to prices to be charged) at least thirty (30) days before their intended use, unless such plans and materials were prepared by Franchisor or have been approved by Franchisor within the last twelve (12) months. Proposed advertising plans or materials shall be deemed to have been approved if they have not been disapproved by Franchisor within fifteen (15) days after their receipt by Franchisor.

     13.9 At Franchisor's request, Franchisee shall furnish Franchisor with copies of invoices and other appropriate documentation of Franchisee's compliance with Sections 13.2 and 13.6 above.

     13.10 Franchisee, at its own expense, shall obtain listings in the white pages and yellow pages of local telephone directories. Franchisee acknowledges that any expense incurred with respect to obtaining such listings shall be in addition to, and not in lieu of, any other expenditures required to be made pursuant to this Section 13.

14.  INSURANCE


     14.1 Before commencing any activities under this Agreement, Franchisee shall procure, and thereafter shall maintain in full force and effect at all times during the term of this Agreement, at Franchisee's expense, an insurance policy or policies protecting Franchisee, Franchisor, Franchisor's affiliates, and their respective officers, directors, shareholders, and employees against any demand or claim with respect to personal injury, death, or property damage, or any loss, liability, or expense whatsoever arising or occurring at or in connection with the Bakery or any bagel dough manufacturing site, including, but not limited to, comprehensive general liability insurance, property and casualty insurance, statutory workers' compensation insurance, employer's liability insurance, product liability insurance, and business interruption insurance. Such policy or policies shall be written by a responsible carrier or carriers acceptable to Franchisor, shall name Franchisor as an additional insured as specified by Franchisor, and shall provide at least the types and minimum amounts of coverage specified in the Manuals.

     14.2 Franchisee's obligation to obtain and maintain the policy or policies in the amounts specified in the Manuals shall not be limited in any way by reason of any insurance which may be maintained by Franchisor, nor shall Franchisee's performance of that obligation relieve it of liability under the indemnity in Section 21.2 of this Agreement.

     14.3 All public liability and property damage policies shall contain a provision that Franchisor, although named as an insured, shall nevertheless be entitled to recover under such policies on any loss occasioned to Franchisor or its servants, agents, or employees by reason of the negligence of Franchisee or its servants, agents, or employees.

     14.4 Before commencing any operations under this Agreement, and thereafter at least thirty (30) days prior to the expiration of any policy, Franchisee shall deliver to Franchisor certificates of insurance evidencing the proper types and at least the minimum amounts of coverage specified in the Manuals. All such certificates shall expressly provide that no less than thirty (30) days' prior written notice shall be given Franchisor in the event of material alteration to or cancellation of the coverage evidenced by such certificates.

     14.5 Should Franchisee, for any reason, fail to procure or maintain the insurance required by this Agreement, as such requirements may be revised from time to time by Franchisor in the Manuals or otherwise in writing, Franchisor shall have the right (but not the obligation) to procure such insurance and to charge its cost to Franchisee, which charges, together with a reasonable fee for Franchisor's services, shall be payable by Franchisee immediately upon demand. The foregoing remedies shall be in addition to any other remedies Franchisor may have.

15.  TRANSFER OF INTEREST


     15.1 Franchisor shall have the right to transfer or assign this Agreement or any part of its rights or obligations under this Agreement to any person or legal entity. Franchisee agrees that Franchisor shall have no liability after the effective date of such transfer or assignment for the performance of any obligations hereunder.

     15.2 Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee and that Franchisor has granted these rights in reliance on the business skill, financial capacity, and personal character of Franchisee's present owners and management. Accordingly, except as provided below in Section 15.3 and 15.4, neither Franchisee nor any immediate or remote successor to any part of Franchisee's interest in this Agreement, nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in Franchisee, shall, without the prior express written consent of Franchisor: (i) sell, assign, transfer, convey, pledge, encumber or give away any direct or indirect interest in this Agreement or itself, or in all or substantially all of the assets of the Franchisee; or (ii) offer or sell securities of itself.

     15.3 Subject to Franchisor's right of first refusal under Section 15.5, the executor or personal representative of a person with an interest in Franchisee may transfer his or her interest to a third party approved by Franchisor within a reasonable time after the date of such person's death or declaration of such persons mental incapacity. In the case of transfer by bequest, if the beneficiaries are unable to meet the conditions of this Section 15, the executor may transfer the decedent's interest to another party approved by Franchisor, subject to all of the terms and conditions for transfers contained in this Agreement. If an interest is not disposed of under this Section 15.3 within two
(2) years from the date of death or declaration of mental incapacity, Franchisor may terminate this Agreement pursuant to Section 16.2.6 below.

     15.4 Subject to Franchisor's right of first refusal under Section 15.5, if Franchisee is an entity, then the owner or owners of the equity of Franchisee may, without Franchisor's prior written consent, sell, assign, transfer or give away to employees of Franchisee during the Agreement Term, an aggregated amount of not more than twenty percent (20%) of the outstanding equity of the Franchisee, provided: (i) Franchisor receives written notice of such transfer not later than thirty (30) days prior to the transfer, which notice shall identify the transferee, describe the transferee's position of employment, and include a calculation demonstrating that the planned transfer complies with this
Section 15.4; and (ii) such transfer, when combined with all prior transfers of the equity of Franchisee, does not result in a transfer of more than twenty percent (20%) of the outstanding equity of Franchisee.

     15.5 Franchisor shall have the right, exercisable within thirty (30) days after receipt of a written request for approval of a proposed transfer pursuant to this Section 15, to purchase the interest proposed to be transferred. The request for approval of transfer must include a true and complete copy of the proposed purchase agreement and any ancillary agreements and not be subject to financing or any other contingencies. Franchisor's thirty (30) day period for determining whether or not to exercise its right of first refusal shall not commence until transferor has provided all information and documentation required hereunder in a form and substance satisfactory to Franchisor. If Franchisor desires to exercise its right of first refusal, it shall do so by providing written notice (the "Purchase Notice") to transferor that it intends to purchase the interest on the same terms and conditions offered by the third party. Closing on such purchase shall occur within sixty (60) days after the date of transferor's receipt of the Purchase Notice. If the consideration, terms, and/or conditions offered by the third party are such that Franchisor may not reasonably be required to furnish the same consideration, terms, and/or conditions, then Franchisor may purchase the interest proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within thirty (30) days of transferor's receipt of the Purchase Notice on the reasonable equivalent in cash, an independent appraiser shall be designated by Franchisor at Franchisor's expense, and the appraiser's determination shall be binding. Any material change in the terms of the offer from a third party after Franchisor has elected not to purchase the interest sought to be transferred shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of the third party's initial offer.

     15.6  If Franchisor elects not to exercise its right of first refusal under
Section 15.5, the proposed transferor may complete the transfer after obtaining Franchisor's written consent as required under Section 15.2. In any event, Franchisor's consent to any transfer shall be contingent on certain conditions which shall be determined in Franchisor's sole discretion. The conditions may include, but shall not be limited to, the following:

          15.6.1 That all of Franchisee's accrued monetary obligations and all other outstanding obligations to Franchisor and its affiliates have been satisfied;

          15.6.2 That Franchisee is not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and Franchisor or its affiliates or any Franchise Agreement executed pursuant to this Agreement;

          15.6.3 The transferee (or, if the transferee is a corporation or partnership, such owners of a beneficial interest in the transferee as Franchisor may request) shall demonstrate to Franchisor's satisfaction that it meets Franchisor's educational, managerial, and business standards; possesses a good moral character, business reputation, and credit rating; has the aptitude and ability to conduct the business contemplated hereunder (as may be evidenced by prior related business experience or otherwise); and has adequate financial resources and capital to complete fulfill its obligations hereunder in a timely manner;

          15.6.4 That the transferee enter into a written assignment, in a form satisfactory to Franchisor, assuming and agreeing to discharge all of Franchisee's obligations under this Agreement;

          15.6.5 That the transferor execute a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor, its affiliates and their respective officers, directors, shareholders, and employees, in their corporate and individual capacities;

          15.6.6 That employees of the Franchisee who have not previously completed a training program approved by Franchisor, at the Franchisee's expense, complete any training programs then in effect for new Bruegger's Fresh Bagel Bakery franchisees;

          15.6.7 That transferor pay a transfer fee of Five Thousand Dollars ($5,000) plus Franchisor's actual expenses for outside services associated with reviewing the application to transfer, including, but not limited to, reasonable attorneys' fees; and

          15.6.8 That the price and terms of the proposed transfer are not so burdensome as to adversely affect or have a potentially adverse affect on the Franchisor's rights and interest under this Agreement.

     15.7 Franchisor's consent to a transfer shall not constitute a waiver of any claims Franchisor may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance by the transferor, transferee or Franchisee with any of the terms of this Agreement by the transferor or transferee.


16.  DEFAULT AND TERMINATION


     16.1 Franchisee shall be deemed to be in default under this Agreement, and all rights granted to Franchisee herein shall automatically terminate without notice to Franchisee, if Franchisee becomes insolvent or makes a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by Franchisee or is filed against and not opposed by Franchisee; if Franchisee is adjudicated a bankrupt or insolvent; if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee; if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; if proceedings for a composition with creditors under any state or federal law are instituted by or against Franchisee; if a final judgment against Franchisee remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); if Franchisee is dissolved; if execution is levied against Franchisee's business or property; if suit to foreclose any lien or mortgage against the Premises or equipment of the Bakery is instituted against Franchisee and not dismissed within thirty (30) days; or if the real or personal property of the Bakery is sold after levy thereupon by any sheriff, marshal, or constable.

     16.2 If any of the following events of default occurs, Franchisor, at its option, may terminate this Agreement without affording Franchisee any opportunity to cure the default, effective immediately upon receipt of written notice by Franchisee:

          16.2.1 If Franchisee fails to construct and open the Bakery within the time specified in Section 65.5 of this Agreement;

          16.2.2 If Franchisee at any time ceases to operate or otherwise abandons the Bakery, loses the right to possession of the Premises, or otherwise forfeits the right to do or transact business in the jurisdiction where the Bakery is located. However, if, through no fault of Franchisee, the Premises are damaged or destroyed by an event such that repairs or reconstruction cannot be completed within sixty (60) days thereafter, then Franchisee shall have thirty (30) days after the event in which to apply for Franchisor's approval to relocate and/or reconstruct the Bakery, which approval shall not be unreasonably withheld;

          16.2.3 If Franchisee or any principal officer of Franchisee is convicted of a felony, a crime involving moral turpitude, or any other crime or offense that Franchisor believes is reasonably likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith, or Franchisor's interest therein;

          16.2.4 If a threat or danger to public health or safety results from the construction, maintenance, or operation of the Bakery or any facility in which Franchisee manufactures bagel dough and the Franchisee knew or should have known of the threat or danger to public health or safety resulting from the construction, maintenance, or operation of the Bakery;

          16.2.5    If any person or entity with an interest referred to in
Section 15 purports to transfer such interest other than in accordance with
Section 15;

          16.2.6 If an approved transfer is not effected within two (2) years following death or mental incapacity, as required by Section 15, or if any transfer by intestate succession is made to an heir who is unable to meet the conditions of Section 15;

          16.2.7    If Franchisee fails to comply with the covenants in Section
18.1 below;

          16.2.8 If Franchisee discloses or divulges any contents of the Manuals, the Bagel Production Manual, or other confidential information of Franchisor, except as permitted under Section 11 hereof;

          16.2.9 If Franchisee knowingly maintains false books or records or knowingly submits any false reports to Franchisor;

          16.2.10 If Franchisee refuses to permit Franchisor to inspect the premises, books, records, or accounts of the Bakery or of any facility in which Franchisee manufactures bagel dough, as provided herein;

          16.2.11   If Franchisee, after curing a default pursuant to Section
16.4 hereof, commits the same default again within one (1) year, whether or not cured after notice;

          16.2.12 If Franchisee is in default under Section 16.4 three (3) times within any twelve-month period, whether such defaults are of a similar or different nature and whether or not any of them is cured after notice; or

          16.2.13 If Franchisor has delivered to Franchisee a final notice of termination for any Unit Franchise Agreement, the Development Agreement or any other agreement between Franchisor (or any of its affiliates) and Franchisee (except for termination due to a permanent closing of a Bakery with Franchisor's prior written consent).

     16.3 If Franchisee fails, refuses, or neglects to pay any monies owing to Franchisor or its affiliates, or fails to submit financial or other information required under this Agreement, within seven (7) days after receipt of notice of default from Franchisor, this Agreement shall terminate at the end of such seven-day period without further notice from Franchisor.

     16.4 Except as provided in Sections 16.1 through 16.3, Franchisor may terminate this Agreement only in the event of a default by Franchisee, and only by giving Franchisee written notice of termination stating the nature of the default at least thirty (30) days prior to the effective date of termination. If the default is not cured to Franchisor's reasonable satisfaction within the thirty (30) day period (or such longer period as applicable law may require or as shall be required to complete the cure, provided such cure shall be commenced within said thirty (30) day period, and such cure is diligently prosecuted to completion), this Agreement shall terminate without further notice to Franchisee, effective at the end of such cure period. Any material failure to comply with the requirements imposed by this Agreement (as it may from time to time reasonably be supplemented by the Manuals) shall be a default under this
Section 16.4 including, but not limited to, the following events:

           16.4.1 If Franchisee sells any unapproved products or otherwise fails to maintain or observe any of the standards or procedures prescribed by Franchisor in this Agreement, the Manuals, or otherwise in writing;

           16.4.2 If Franchisee misuses or makes any unauthorized use of the Proprietary Marks, Copyrights or any other identifying characteristics of the System, or otherwise materially impairs the goodwill associated therewith or Franchisor's rights therein; or

           16.4.3 If Franchisee fails, refuses, or neglects to obtain Franchisor's prior written approval or consent as required by this Agreement (other than consent to a transfer under Section 15, the breach of which is addressed in Section 16.2.5).

17.  OBLIGATIONS UPON TERMINATION OR EXPIRATION

     Upon termination or expiration of this Agreement, all rights granted hereunder to Franchisee shall immediately terminate, and:

     17.1 Franchisee shall immediately cease to operate the Bakery; shall not thereafter, directly or indirectly, represent itself to the public or hold itself out as a present or former franchisee of Franchisor; and, if applicable, shall immediately cease production of any bagel dough using trade secrets or know-how furnished by Franchisor.

     17.2 Franchisee shall immediately and permanently cease to use in any manner whatsoever the confidential methods, procedures, and techniques associated with the System; the "BRUEGGER'S" mark; the "BRUEGGER'S BAGELS" name; and all other Copyrights and Proprietary Marks, distinctive forms, slogans, signs, symbols, and devices associated with the System.

     17.3 Franchisee shall take such action as may be necessary to cancel any assumed name registration or equivalent registration obtained by Franchisee which contains the name "BRUEGGER'S" or any other Proprietary Marks, and shall furnish evidence satisfactory to Franchisor of compliance with this obligation within five (5) days after termination or expiration of this Agreement. Franchisee hereby appoints Franchisor its attorney-in-fact to carry out the requirements of this Section 17.3, if Franchisee fails to do so within such five
(5) day period.

     17.4 At Franchisor's option, Franchisee shall assign to Franchisor Franchisee's interest in the lease or sublease for the Premises and, also at Franchisor's option, Franchisee's interest in the lease or sublease for the property in which Franchisee manufactures bagel dough. If Franchisor elects not to exercise its option to acquire either or both of such leases or subleases, Franchisee shall make such modifications or alterations to the Premises and bagel dough manufacturing site (including, without limitation, changing or assigning the telephone number to Franchisor) immediately upon termination or expiration of this Agreement as may be necessary to distinguish the Premises and bagel dough manufacturing site from those of a Bakery or related facility, and shall make such specific additional changes as Franchisor may reasonably request for that purpose. If Franchisee fails or refuses to comply with the requirements of this Section 17.4, Franchisor shall have the right to enter the Premises and bagel dough manufacturing site, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may be required, at the expense of Franchisee, which expense Franchisee agrees to pay on demand.

     17.5 Franchisee shall not use any reproduction, counterfeit, copy, or colorable imitation of the Proprietary Marks, or the Copyrights, either in connection with such other business or the promotion thereof, which in Franchisor's sole discretion is likely to cause confusion, mistake, or deception or to dilute Franchisor's rights in and to the Proprietary Marks or Copyrights. Franchisee shall not use any designation of origin or description or representation which, in Franchisor's sole discretion, falsely suggests or represents an association or connection with Franchisor.

     17.6 Franchisee shall promptly pay all sums owing to Franchisor and its affiliates. In the event of termination for default by Franchisee, such sums shall include all damages, costs, and expenses incurred by Franchisor as a result of the default, including, but not limited to, reasonable attorneys' fees.

     17.7 Franchisee shall pay to Franchisor all damages, costs, and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Franchisor subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provisions of this Section 17.

     17.8 Franchisee shall immediately deliver to Franchisor the Manuals, the Bagel Production Manual, and all other records, correspondence, and instructions containing confidential information relating to the System or the operation of a Bakery, all of which are acknowledged to be the property of Franchisor.

     17.9 Franchisor shall have the right, exercisable by written notice within thirty (30) days after expiration or termination, but not the obligation, to purchase from Franchisee any or all of the furnishings, equipment, signs, and fixtures of the Bakery and of the facility in which Franchisee manufactures bagel dough, if any, at fair market value or at Franchisee's depreciated book value based upon a seven (7) year straight line depreciation schedule, whichever is less, and to purchase any or all inventory and supplies of the Bakery at fair market wholesale value. If the parties cannot agree on the price of any such items within a reasonable time, an independent appraiser shall be appointed by Franchisor at Franchisor's expense, and the appraiser's determination shall be binding on both parties. If Franchisor exercises any option to purchase provided herein, Franchisor shall have the right to set off all amounts due from Franchisee against any payment.

     17.10   Franchisee shall comply with the post-term covenants contained in
Section 18.2 of this Agreement.


18.  COVENANTS


     18.1 Franchisee specifically acknowledges that Franchisee will receive vaulable, specialized training and confidential information regarding the manufacturing, operational, sales, promotional, and marketing methods and techniques of Franchisor and the System. Franchisee covenants that, during the term of this Agreement, except as otherwise approved in writing by Franchisor, Franchisor shall not, either directly or indirectly, for itself or through, on behalf of, of in conjunction with any person or legal entity:

            18.1.1 Divert or attempt to divert any present or prospective business or customer to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System;

            18.1.2 Employ or seek to employ any person who is at that time employed by Franchisor, or who has been employed by Franchisor within the preceding three (3) months, or otherwise directly or indirectly induce such person to leave his or her employment with Franchisor; or

            18.1.3 Own, maintain, operate, engage in, be employed by, provide any assistance to, or have any interest in any other business whose sales of fresh or packaged bagels and cream cheese are more than five percent (5%) of its total sales by annual dollar volume, except pursuant to another Franchise Agreement with Franchisor.


     18.2 Franchisee covenants that, except pursuant to another Franchise Agreement with Franchisor, or as otherwise approved in writing by Franchisor, Franchisee shall not, for two (2) years after the expiration or termination of this Agreement or the approved transfer of this Agreement to a new franchisee, either directly or indirectly, for itself or through, on behalf of, or in conjunction with any person or legal entity, own, maintain, operate, engage in, be employed by, provide assistance to, or have any interest in any business whose sales of bagels and cream cheese are more than five percent (5%) of its total sales by annual dollar volume, and which is, or is intended to be, located
(i) within ten (10) miles of the Approved Location, or (ii) within five (5) miles of any other Bakery.


     18.3 Sections 18.1.3 and 18.2 shall not apply to ownership by Franchisee of less than five percent (5%) beneficial interest in the outstanding equity securities of any publicly-held corporation.

     18.4 Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Sections 18.1 and 18.2, or any portion thereof, without Franchisee's consent, effective immediately upon receipt by Franchisee of written notice thereof. Franchisee agrees to comply with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section 24 hereof.

     18.5 Franchisee agrees that the existence of any claims it may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this
Section 18. Franchisee agrees to pay all costs and expenses incurred by Franchisor in enforcing this Section 18, including, but not limited to reasonable attorneys' fees.

     18.6 Franchisee acknowledges that Franchisee's violation of the terms of this Section 18 would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Franchisee accordingly consents to the issuance of an injunction prohibiting any conduct by Franchisee in violation of the terms of this Section 18. Such injunctive relief shall be in addition to any other remedies Franchisor may have.

     18.7 At Franchisor's request, Franchisee shall obtain and furnish to Franchisor executed covenants similar in substance to those set forth in this
Section 18 (including covenants applicable upon the termination of a person's relationship with Franchisee) from any or all of the following persons: (i) all personnel employed by Franchisee who have received or will receive training from Franchisor; and (ii) all officers, directors, and holders of a direct or indirect beneficial interest of five percent (5%) or more of the securities of Franchisee. Each covenant required by this Section 18.7 shall be in a form approved by Franchisor, including, without limitation, specific identification of Franchisor as a third party beneficiary with the independent right to enforce the covenant.

19.  ORGANIZATION OF FRANCHISEE


     19.1 If Franchisee is a corporation, Franchisee shall comply with the following requirements:

     19.1.1 Franchisee's charter shall at all times provide that its activities are confined exclusively to developing and operating Bakeries.

             19.1.2 Franchisee shall promptly furnish to Franchisor copies of its articles of incorporation, bylaws, and other governing documents, and any amendments thereto, including the resolution of Franchisee's board of directors authorizing entry into this Agreement.

             19.1.3 Franchisee shall maintain stop-transfer instructions against the transfer on its records of any equity securities. Each stock certificate of Franchisee shall conspicuously display on its face the following printed legend:


             The transfer of ownership of shares represented by this certificate is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation. Reference is made to the provisions of the Agreement and to the Articles and Bylaws of the Corporation.

             19.1.4 Franchisee shall maintain a current list of all owners of record and all beneficial owners of any class of voting securities of Franchisee and shall furnish the list to Franchisor upon request.

     19.2 If Franchisee is a partnership, Franchisee shall comply with the following requirements:

             19.2.1 Franchisee shall furnish Franchisor with a copy of its partnership agreement and such other governing documents as Franchisor may reasonably request, and any amendments thereto;

             19.2.2 Franchisee shall include in its partnership certificate, if any, filed with the state in which Franchisee was formed a statement that the transfer of ownership of a partnership interest is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation; and.

             19.2.3 Franchisee shall prepare and furnish to Franchisor from time to time, upon request, a list of all general and limited partners in Franchisee.

     19.3 If Franchisee is a limited liability company, Franchisee shall comply with the following requirements during the term of this Agreement:

             19.3.1 Franchisee shall furnish Franchisor with a copy of its Certificate of Formation, limited liability company operating agreement, and any other entity governing documents as Franchisor might reasonably request, and any amendments thereto;

             19.3.2 Franchisee shall confine its activities, and its governing documents shall at all times provide that its activities are confined, exclusively to the development and operation of the Bakeries to be developed hereunder;

             19.3.3 Franchisee's limited liability company operating agreement shall include provisions that state that the transfer of shares is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation; and

             19.3.4 Franchisee shall prepare and furnish to Franchisor, upon request, a list of all members of Franchisee.

20.  TAXES, PERMITS, AND INDEBTEDNESS


     20.1 Franchisee shall promptly pay when due all taxes levied or assessed, including, without limitation, unemployment and sales taxes, and all accounts and other indebtedness of every kind incurred by Franchisee in the operation of the Bakery. Franchisee shall pay to Franchisor an amount equal to any sales tax, gross receipts tax, or similar tax (other than income tax) imposed on Franchisor with respect to any payments to Franchisor required under this Agreement.

     20.2 In the event of any bona fide dispute as to Franchisee's liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law, but in no event shall Franchisee permit a tax sale or seizure by levy or execution or similar writ or warrant, or attachment by a creditor, to occur against the Bakery.

     20.3 Franchisee shall comply with all federal, state, and local laws, rules, and regulations and shall timely obtain any and all permits, certificates, or licenses necessary for the proper conduct of the Bakery, including, without limitation, licenses to do business, fictitious name registrations, sales tax permits, and fire clearances.

     20.4 Franchisee shall immediately notify Franchisor in writing of the commencement of any action, suit, or proceeding and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality which may adversely affect the operation or financial condition of the Bakery.


21.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION


     21.1 It is understood and agreed by the parties that this Agreement does not create a fiduciary relationship between them, that Franchisee shall be an independent contractor, and that nothing in this Agreement is intended to make either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever. During the term of this Agreement, Franchisee shall hold itself out to the public as an independent contractor operating the Bakery pursuant to a franchise agreement from Franchisor. Franchisee agrees to take such action as may be necessary to do so, including, without limitation, exhibiting a notice, the content of which Franchisor reserves the right to specify, in a conspicuous place at the Premises.

     21.2 Nothing in this Agreement authorizes Franchisee to make any contract, agreement, warranty, or representation on Franchisor's behalf or to incur any debt or other obligation in Franchisor's name. Franchisor shall in no event assume liability for or be deemed liable as a result of any such action, nor shall Franchisor be liable by reason of any act or omission of Franchisee in its operation of the Bakery, or for any claim or judgment arising therefrom against Franchisee or Franchisor. Franchisee shall hold harmless and indemnify Franchisor, its affiliates, and their respective officers, directors, and employees against any claims, losses, costs, expenses, liabilities, and damages arising directly or indirectly from, as a result of, or in connection with Franchisee's operation of the Bakery, as well as the costs of defending against such claims (including reasonable attorneys' fees).

22.  APPROVALS AND WAIVERS

     22.1 Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor therefor, and such approval or consent must be obtained in writing and signed by an officer of Franchisor.

     22.2 Franchisor makes no warranties or guarantees upon which Franchisee may rely and assumes no liability or obligation to Franchisee by providing any waiver, approval, consent, or suggestion to Franchisee in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

     22.3 No delay or failure of Franchisor to exercise any right under this Agreement or to insist upon strict compliance by Franchisee with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Franchisor's right to exercise such right or to demand exact compliance by Franchisee with any of the terms hereof. Waiver by Franchisor of any particular default of Franchisee shall not affect or impair Franchisor's rights with respect to any subsequent default of the same, similar, or a different nature. Subsequent acceptance by Franchisor of any payments due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee of any of the terms, covenants, or conditions of this Agreement.


23.  NOTICES


     All notices pursuant to this Agreement shall be in writing and shall be personally delivered, sent by registered mail, or sent by other means which affords the sender evidence of delivery or attempted delivery, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

     Notices to Franchisor:   Bruegger's Franchise Corporation
                              3820 Edison Lakes Parkway
                              Mishawaka, IN 46545
                              Attn:  President

     With a copy to:          Bruegger's Franchise Corporation
                              3820 Edison Lakes Parkway
                              Mishawaka, IN  46545
                              Attn:  General Counsel

     Notices to Franchisee:   All notices to be sent to the Franchisee at the
                              address set forth on page 1 of this Agreement
                              Attn:  Manager

Any notice by a means which affords the sender evidence of delivery or attempted delivery shall be deemed to have been given and received at the date and time of receipt or attempted delivery.


24.  ENTIRE AGREEMENT


     This Agreement and the documents referred to herein constitute the entire Agreement between Franchisor and Franchisee concerning the subject matter hereof and supersede all prior agreements, negotiations, representations, and correspondence concerning the same subject matter. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change, or variance from this Agreement shall be binding on either party unless agreed to by the parties in a writing executed by their authorized officers or agents.

25.  SEVERABILITY AND CONSTRUCTION


     25.1 If, for any reason, any provision of this Agreement is determined to be invalid or in conflict with any existing or future law or regulation by a court or agency having valid jurisdiction, such invalidity shall not impair the operation of or have any other effect upon such other provisions as may remain otherwise intelligible. The latter shall continue to be given full force and effect, and the invalid provisions shall be deemed not to be a part of this Agreement.

     25.2 All covenants and obligations which expressly or by reasonable implication are to be performed, in whole or in part, after the expiration or termination of this Agreement shall survive such expiration or termination.

     25.3 Except as explicitly provided to the contrary herein, nothing in this Agreement is intended or shall be deemed to confer upon any person or legal entity other than Franchisee, Franchisor, Franchisor's officers, directors, and employees, and such of Franchisor's and Franchisee's successors and assigns as may be contemplated by Section 14 hereof, any rights or remedies under or by reason of this Agreement.

     25.4 Franchisee agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from (i) striking from any provision of this Agreement any portion or portions which a court or agency having valid jurisdiction may hold to be unreasonable and unenforceable in an unappealed final decision to which Franchisor is a party, or (ii) reducing the scope of any promise or covenant to the extent required to comply with such a court or agency order.

26.  APPLICABLE LAW; ARBITRATION


     26.1 This Agreement shall be governed by the laws of the state in which Franchisor has its principal place of business from time to time. In the event of any conflict of law, the laws of such state shall prevail, without regard to the application of such state's conflict-of-law rules.

     26.2 Except as provided in Sections 26.3 and 26.9, any claim or controversy arising out of or related to this Agreement (including but not limited to any claim that the Agreement or any of its provisions is invalid, illegal, or otherwise voidable or void), the relationship between Franchisor and Franchisee, or Franchisee's operation of the Bakery shall be submitted to arbitration pursuant to the then-prevailing rules of the American Arbitration Association, except as such rules may be modified by the following:

           26.2.1 Franchisor and Franchisee shall each select one arbitrator. The arbitrators selected by Franchisor and Franchisee shall jointly select a neutral third arbitrator, who shall chair the panel and shall be an attorney in good standing with substantial expertise and experience in commercial disputes involving franchising or trade regulation.

           26.2.2 The arbitrators shall determine, consistent with the parties' objectives to avoid undue expense and delay, the types, amount, and timing of discovery to be provided by the parties.

           26.2.3 The arbitrators shall not entertain or permit any class or consolidated proceeding.

           26.2.4 The arbitrators' fees shall be borne equally by the parties. Except as provided in Section 26.2.5, all other costs and expenses in connection with the arbitration shall be borne by the party who incurs such expense or who requests a service (such as, but not limited to, a transcript of the arbitration proceeding).

           26.2.5 The decision of a majority of the arbitrators shall be final and binding on the parties, and the arbitrators' award shall be the exclusive remedy between the parties with respect to all claims, counterclaims, and issues presented or pled to the panel. The arbitrators may award injunctive relief as well as damages, but they shall have no authority to award punitive or exemplary damages. Any monetary award shall be paid promptly, without deduction or offset. Judgment upon the award may be entered in any court having jurisdiction thereof. If the award is upheld by a court of competent jurisdiction in a proceeding by either party to enforce the award or to challenge the award, the party challenging the award or resisting its enforcement shall pay, to the extent permitted by law, all reasonable costs, legal fees, and expenses incurred by the party defending the award or seeking its enforcement.

           26.2.6 The decision of the arbitrators shall have no collateral estoppel effect with respect to any person or entity who is not a party to the arbitration proceeding.

     26.3 Unless otherwise agreed by Franchisor and Franchisee at the time of the dispute, Section 26.2 shall not apply to: (i) any claim or dispute involving actual or threatened disclosure or misuse of the contents of the Manuals, the Bagel Production Manual, or any other confidential information or trade secrets of Franchisor and its affiliates; (ii) any claim or dispute involving the ownership, validity, use of, or right to use or license the Proprietary Marks; (iii) any action by Franchisor to enforce the covenants set forth in Section 18 of this Agreement; or (iv) any action by Franchisor to stop or prevent any threat or danger to public health or safety resulting from the construction, maintenance, or operation of the Bakery or any facility in which Franchisee manufactures bagel dough.

     26.4  Any issue regarding arbitrability or the enforcement of Section
26.2 shall be governed by the Federal Arbitration Act and the federal common law of arbitration.

     26.5 Any arbitration proceeding or other action, whether or not arising out of this Agreement, brought by Franchisee against Franchisor shall be brought, and any arbitration proceeding or other action brought by Franchisor against Franchisee may be brought, in the judicial district in which Franchisor has its principal place of business. The parties hereby waive all questions of personal jurisdiction and venue for the purpose of carrying out this provision.

     26.6 Except as otherwise provided in this Section 26, no right or remedy conferred upon or reserved to Franchisor or Franchisee by this Agreement is exclusive of any other right or remedy provided herein or permitted by law or equity, but each shall be cumulative of every other right or remedy.

     26.7 Any and all claims and actions arising out of or relating to this Agreement, the relationship of Franchisee and Franchisor, or Franchisee's operation of the Bakery brought by either party against the other, whether in arbitration or any other proceeding, shall be commenced within eighteen (18) months from the occurrence of the facts giving rise to such claim or action, or such claim or action shall be barred.

     26.8 Franchisor and Franchisee irrevocably waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other. Franchisor and Franchisee hereby waive to the fullest extent permitted by law any right to, or claim of, any punitive or exemplary damages against the other and agree that, in the event of a dispute between them, each shall be limited to the recovery of any actual damages sustained by it.

     26.9 Nothing in this Agreement shall bar Franchisor's right to obtain injunctive relief against threatened conduct that will cause it loss or damage, under the usual equity rules, including the applicable rules for obtaining specific performance, restraining orders, and preliminary injunctions.


27.  ACKNOWLEDGMENTS


     27.1 Franchisee acknowledges that it has conducted an independent investigation of the business franchised hereunder, and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of Franchisee as an independent business. Franchisor expressly disclaims the making of, and Franchisee acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential sales, income, profits, or success of the business venture contemplated by this Agreement.

     27.2 Franchisee acknowledges that it received a complete copy of this Agreement, the attachments hereto, and agreements relating thereto, if any, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that it received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

     27.3 Franchisee acknowledges that it has read and understood this Agreement, the attachments hereto, and agreements relating thereto, if any, and that Franchisor has accorded Franchisee ample time and opportunity to consult with advisors of Franchisee's own choosing about the potential benefits and risks of entering into this Agreement.

     27.4  ACKNOWLEDGMENT OF ARBITRATION:

  I UNDERSTAND THAT THIS AGREEMENT CONTAINS AN AGREEMENT TO ARBITRATE CERTAIN SPECIFIC ISSUES. AFTER SIGNING THIS DOCUMENT, I UNDERSTAND THAT I WILL NOT BE ABLE TO BRING A LAWSUIT CONCERNING ANY DISPUTE THAT MAY ARISE WHICH IS COVERED BY ONE OF THESE ARBITRATION AGREEMENTS, UNLESS IT INVOLVES A QUESTION OF CONSTITUTIONAL OR CIVIL RIGHTS. INSTEAD, I AGREE TO SUBMIT ANY SUCH DISPUTE TO AN IMPARTIAL ARBITRATOR AS SET FORTH IN THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.


FRANCHISOR                              FRANCHISEE:

Bruegger's Franchise Corporation        ___________________________________


By: _____________________________       By:________________________________


Title: __________________________       Title:_____________________________

                                   EXHIBIT A

                                      to

                        BRUEGGER'S FRESH BAGELS BAKERY
                              FRANCHISE AGREEMENT

                               PROPRIETARY MARKS
                               -----------------

                                           Date
Registered Mark             Type           Registered    Reg. No.
---------------             ----           ----------    --------
BRUEGGER'S                  TM             11/22/88      1,513,741

THE BEST THING ROUND        SM             6/15/93       1,776,884

BRUEGGEROONS                TM             7/13/93       1,781,622

BRUEGGER'S LAST NIGHT'S
BAGELS AND DESIGN           TM             7/13/93       1,781,629

BRUEGGER'S BAGEL BAKERY
FRESH BAGELS AND DESIGN     SM             8/31/93       1,790,827

BRUEGGER'S FRESH BAGEL
BAKERY AND DESIGN           SM             8/31/93       1,790,828

BRUEGGER'S                  SM             9/7/93        1,792,050

                              APPLICATIONS PENDING
                              --------------------

                                               Date Sent  Application
Marks                                Type      for Filing          No.
-----                                ----      ---------  -------------
BRUEGGER'S BAGELS/
BAKED FRESH AND DESIGN               SM        1/16/96    75,046,205

TOTALLY COMPLETELY
OBSESSED WITH FRESHNESS              SM/TM     10/16/95   75,007,530
(Class No. 29 & 30)

TOTALLY COMPLETELY
OBSESSED WITH FRESHNESS              SM/TM     10/16/95   75,007,532
(Class No. 42)

JAVAHH!                              TM        7/3/95     75,697,540

SINGLE BAKER/SINGLE
BAGEL @ HEARTH DESIGN                SM        1/16/96    75,046,199

                                   EXHIBIT B

                                      to

                         BRUEGGER'S FRESH BAGEL BAKERY
                              FRANCHISE AGREEMENT




                               APPROVED LOCATION
                               -----------------

                                   EXHIBIT E

                                      to

                         BRUEGGER'S FRESH BAGEL BAKERY
                             DEVELOPMENT AGREEMENT






                         ACCOUNTING SERVICES AGREEMENT

                         ACCOUNTING SERVICES AGREEMENT


          This Accounting Services Agreement ("Agreement") is made this _____ day of _________, 19___, by and between Bakery Capital Company, Inc., ("Operating Partner") and Bruegger's Corporation, a Delaware corporation ("Company").

                                   RECITALS

          1. Operating Partner and Bruegger's Franchise Corporation, a Delaware corporation which is an affiliate of Company ("BFC"), have entered into a Development Agreement dated ______________ _____, 19___ (as amended from time to time, the "Development Agreement"), and have entered into or propose to enter into one or more franchise agreements (each a "Franchise Agreement"), each granting to Operating Partner the right to operate one Bruegger's Bagel Bakery ("Bakery").

          2. Pursuant to the Development Agreement and/or the Franchise Agreements, Operating Partner is required to maintain certain accounting records and provide to BFC certain periodic financial reports and other data.

          3. Upon the terms and subject to the conditions hereinafter provided, Operating Partner and Company desire to enter into an agreement pursuant to which Company would assist Operating Partner in maintaining certain accounting records and preparing certain financial reports required under the Development Agreement and/or the Franchise Agreements.

                                  AGREEMENTS

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, as well as other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

1.  ACCOUNTING SERVICES.

          1.1 Upon the terms and subject to the conditions set forth in this Agreement, Company shall provide the following accounting services (the "Services") to Operating Partner for each Bakery, for each Bruegger's Bagel Bakery commissary operated by Operating Partner ("Commissary"), and for Operating Partner and each corporation, limited liability company or other legal entity which is controlled by Operating Partner (each, including Operating Partner, an "Operating Partner Entity"):

          (a) Calculation of revenue and expenses by accounting category according to Company's standard chart of accounts and calculation of Gross Sales and Royalty Fees (as each term is defined in the Franchise Agreements);

          (b) Administration and maintenance of Operating Partner Entity payroll, and administration of the processing of payroll and calculation of applicable tax and other withholdings relating to the Bakeries or Commissaries through Company's designated payroll service bureau;

          (c) Administration of accounts payable (including check generation);

          (d) Administration of recurring cash transfers between Operating Partner's applicable Bakery, Commissary and Operating Partner Entity bank accounts;

          (e) Administration and maintenance, for each Operating Partner Entity, of a general ledger trial balance, balance sheet, income statement and certain other Operating Partner Entity, Bakery or Commissary reports by accounting category according to Company's standard chart of accounts and consistent with periodic reports Company customarily prepares in the normal course of business to manage its financial affairs, and periodic distribution of such reports to Operating Partner;

          (f) Maintenance of all accounting records supporting each Operating Partner Entity's financial statements (consistent with Company's record retention program) in reasonable fashion separate and discrete from the accounting records of Company; and

          (g) Preparation of period end reconciliations and associated period end journal entries for all Operating Partner Entity balance sheet accounts.

          1.2 The Services shall not include (with respect to any Bakery, Commissary or Operating Partner Entity) any of the following, each of which is the sole responsibility of Operating Partner:

          (a) Except as provided in Section 1.3 of this Agreement, selection of accounting policies to be applied to Operating Partner's books and records; provided, however, that Company will consistently apply the appropriate policies selected by Operating Partner;

          (b) Negotiation of terms and conditions between Operating Partner and its suppliers, vendors, and others, such as remittance due dates and discounts;

          (c) Quarterly review and edit of Operating Partner's vendor masterfile for current and accurate data; provided, however, that Company will appropriately apply updates to the vendor masterfile as directed by Operating Partner;

          (d) Signature and final release of trade accounts payable disbursement checks in excess of $200,000;

          (e) Final review and approval of annual financial statements;

          (f) Cash investment activities; provided, however, that Company will initiate and manage repetitive and/or fixed cash management activities as directed in writing by Operating Partner;

          (g) Approval and coding of invoices for disbursement;

          (h) Preparation of budgets (except that Company will develop a budget process and calendar to facilitate the preparation of annual budgets by Operating Partner, which Operating Partner agrees to adopt and adhere to); and

          (i) Preparation, filing, or signing of any tax returns required to be filed by Operating Partner, with the exception of sales and use tax returns which will be prepared by Company but will not be filed or signed by Company.

          1.3 Operating Partner agrees to effectively apply any and all accounting policies and procedures communicated by Company to Operating Partner, as the same may be modified and updated from time to time, on a timely basis, which actions and compliance shall be a condition to Company's obligations hereunder.

          1.4 Operating Partner agrees to utilize auditors and tax consultants designated by Company for annual audit and tax return preparation activities.

          1.5 Operating Partner agrees to utilize Company's designated bankers (except for Bakery and Commissary bank accounts) and credit card processors for all corporate cash management activities.

          1.6 Operating Partner agrees to supply Company all information, materials, data, and documents necessary or advisable to properly perform the Services in such form, format, or media as Company may reasonably request, to make available the officers of Operating Partner to answer any inquiries in connection therewith, and to cooperate with Company in the performance of its duties.

2.   FEES FOR SERVICES AND EXPENSE REIMBURSEMENT.

          2.1 In consideration of the Services, Operating Partner agrees to pay to Company, in addition to any fee otherwise payable under the Development Agreement or any Franchise Agreement or other agreement between Company (or its affiliates) and Operating Partner, the accounting and administrative services fees set forth below:

          (a) A fee of $4,000 per Operating Partner Entity for each four-week accounting period of Company ("Accounting Period") for each Operating Partner Entity in existence during all or any portion of such Accounting Period;
          (b) A fee of $500 per Bakery for each Accounting Period for each Bakery open and operating during all or any portion of such Accounting Period; and

          (c) A fee of $1,000 per Commissary for each Accounting Period for each Commissary open and operating during all or any portion of such Accounting Period.

          Operating Partner agrees that the foregoing accounting and administrative services fees may be increased cumulatively by not more than 10% per Company fiscal year at the sole discretion of Company effective upon written notice thereof.

          2.2 In addition to the payment of fees as specified in Section 2.1 of this Agreement, Operating Partner shall reimburse Company for all reasonable, non-ordinary, out-of-pocket expenses incurred by Company or its affiliates in connection with the Services rendered by them hereunder, including, but not limited to, travel expenses, legal fees, fees of experts, audit fees, tax fees and payroll service fees. Expenses payable under this Section 2.2 shall be paid promptly in the manner specified in Section 3.1 of this Agreement.

3.   PAYMENT OF AMOUNTS DUE HEREUNDER; LIABILITY.

          3.1 Company will calculate and Operating Partner hereby authorizes Company to collect through electronic funds transfer, at the end of each Accounting Period, the total dollar amount of all accounting and administrative services fees and expenses then due to Company hereunder.

          3.2 Company shall not be liable for any cost, damage, expense, or loss of any Operating Partner Entity or its owners, partners, shareholders, officers, members, directors, employees, suppliers, or vendors, or any other person or entity arising or resulting, directly or indirectly, from (i) the failure of Company to perform any of the Services or the misperformance of any such Services, except to the extent such failure to perform or such misperformance is the result of Company's willful misconduct or gross negligence, in which event Company's liability shall not exceed its fee for such hereunder for the Accounting Period in question, or (ii) reliance by Operating Partner, its owners, partners, shareholders, officers, members, directors, employees, suppliers, or vendors, or any other person or entity on any data or advice Company may provide pursuant to this Agreement. In no event will Company be liable for indirect, incidental, consequential, special, speculative, exemplary, or punitive damages (including, but not limited to, loss of revenue or profit).

          3.3 COMPANY MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES PROVIDED

HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THEIR ADEQUACY, QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

4.   TERM OF SERVICES.

          4.1 The term of this Agreement shall commence on the date of this Agreement and continue indefinitely until termination of all Development Agreements and Franchise Agreements between Operating Partner and BFC; and provided further that Company may terminate this Agreement without notice and cease rendering the Services, also without notice, upon any non-payment by Operating Partner of the fees and expenses provided for herein when such fees and expenses are due and payable.

          4.2 Termination of this Agreement shall terminate Company's obligations to provide the Services. Upon termination of this Agreement, Operating Partner shall pay to Company the fees due Company in accordance with
Section 2.1 hereof for the Services rendered by Company through the date of termination and reimburse Company in accordance with Section 2.2 hereof for expenses incurred by Company in connection with the Services rendered by Company through the date of termination.

5.   MISCELLANEOUS.

          5.1 In performing the Services set forth in this Agreement, Company will have neither express nor implied power to execute agreements on behalf of Operating Partner or in any manner bind Operating Partner as to any matter not within the scope of this Agreement.

          5.2 All notices, requests, waivers and other similar communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight express or facsimile transmission or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

          If to Operating Partner:           Bakery Capital Company, Inc.
                                             _________________________
                                             _________________________
                                             Attention:  Chief Executive Officer
                                             Facsimile:  ________________

          If to Company:                     Bruegger's Corporation
                                             3820 Edison Lakes Parkway
                                             Mishawaka, Indiana  46545
                                             Attention:  President
                                             Facsimile:  (219) 243-4377
                    with a copy to:   Bruegger's Corporation
                                      3820 Edison Lakes Parkway
                                      Mishawaka, Indiana  46545
                                      Attention:  General Counsel
                                      Facsimile:  (219) 243-4393

or to such other address as either party shall designate by proper notice. Notices will be deemed to have been received as of the earlier of the date of actual receipt or, in the case of notices sent via U.S. Mail, three (3) days after mailing. A signed receipt shall be obtained where a notice is delivered in person.

          5.3 This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware applicable to contracts made and to be performed therein without regard to the conflict of law provisions thereof.

          5.4 The failure by any party at any time to require performance of any provision hereof shall not affect its right later to require such performance. No waiver in any one or more instance shall (except as otherwise stated therein) be deemed to be a further or continuing waiver of any such condition or breach in any other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

          5.5 In the event that any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in whole or in part, the remainder of this Agreement or the application of such term or provision to circumstances other than those as to which it is held invalid, void or unenforceable shall not be affected thereby and every term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

          5.6 This Agreement may be amended or modified only by a written instrument signed by each of the parties hereto.

          5.7 This Agreement is the entire agreement, and supersedes all prior agreements and understandings, written and oral, among the parties hereto or any of them with respect to the subject matter hereof.

          5.8 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          5.9 The captions in this Agreement are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any provision of this Agreement.

          5.10 Nothing contained in this Agreement is intended, nor shall it be construed, to create any rights in any person not a party to this Agreement.

          5.11 Operating Partner shall not assign any of its interest in this Agreement without the prior written consent of Company.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              BRUEGGER'S CORPORATION


                              By:     __________________________________

                              Title:  __________________________________


                              BAKERY CAPITAL COMPANY, INC.

                              By:     _________________________________,
                                   Its Chief Executive Officer


                              By:     __________________________________

                              Title:  __________________________________

                                   EXHIBIT F

                                      to

                         BRUEGGER'S FRESH BAGEL BAKERY
                             DEVELOPMENT AGREEMENT




                 SOFTWARE LICENSING AND MAINTENANCE AGREEMENT

                            SOFTWARE LICENSING AND
                             MAINTENANCE AGREEMENT


          This Software Licensing and Maintenance Agreement (the "Agreement") is made this ____ day of ___________, 19____, by and between Bakery Capital Company, Inc. ("Licensee") and Bruegger's Corporation, a Delaware corporation ("Licensor").

                                   RECITALS

          1. Licensee and Bruegger's Franchise Corporation, a Delaware corporation which is an affiliate of Licensor ("BFC"), have entered into a Development Agreement dated _____________ ______, 19___ (as amended from time to time, the "Development Agreement") and have entered into or propose to enter into one or more franchise agreements (each a "Franchise Agreement"), each granting to Licensee the right to operate one Bruegger's Bagel Bakery.

          2. Pursuant to the Development Agreement and/or the Franchise Agreements, Licensee is required to use certain software which is owned by Licensor and to use certain other software which is owned by a third party.

          3. Upon the terms and subject to the conditions hereinafter provided, Licensee and Licensor desire to enter into an agreement pursuant to which Licensor would license certain software to Licensee and assist Licensee in maintaining such software, and Licensee would license certain other software from the third party.

                                  AGREEMENTS

          In consideration of the mutual covenants contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree:

          1.     DEFINITIONS.
                 ------------

          As used in this Agreement, the following terms shall have the meanings hereinafter defined:

          1.1    "Affiliate" shall mean with respect to either party, any
                  ---------
     company, any individual, corporation, partnership, association, joint venture, trust, estate, limited liability company, or other legal entity that now or hereafter directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such party. The term "control," including the terms "controlling," "controlled by," and "under common control with," means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise.

          1.2    "Bakery" shall mean each Bruegger's Bagel Bakery operated by
                  ------
     Licensee pursuant to a Franchise Agreement.

          1.3    "Commissary" shall mean each Bruegger's Bagel Bakery
                  ----------
     commissary operated by Licensee as a franchisee of Licensor.

          1.4    "Enhancement" means any and all changes to the Licensed
                  -----------
     Products that (a) improve the operating performance but do not alter the basic function of the Licensed Products; (b) incorporate fixes or bypasses for errors; or (c) are offered to any of the Other Users, whether at no additional charge or otherwise.

          1.5    "Installed Location" shall mean each Bakery and Commissary,
                  ------------------
     and each office of an Operating Partner Entity, in which the Licensed Products are used on one or more computers or computer terminals.

          1.6    "Intellectual Property Rights" means any and all
                  ----------------------------
     exclusionary rights existing from time to time anywhere in the world under patent law, copyright law, trade-secret law, trademark law, unfair competition law, or otherwise.

          1.7    "Licensed Products" shall mean the Licensed Software, and
                  -----------------
     the User Documentation, Specifications, Upgrades and Enhancements, if any are supplied pursuant to this Agreement, each reproduction of the foregoing made pursuant to this Agreement, and any one or more of them.

          1.8    "Licensed Software" means the computer software programs
                  -----------------
     identified in Exhibit A attached to this Agreement, applicable to various environments, in human readable source code form and machine executable object code form, and all related Specifications, applications, and design documents, together with all related know how and all related Documentation.

          1.9    "Operating Partner Entity" means Licensee and each
                  ------------------------
     corporation, limited liability company or other legal entity which is controlled by Licensee.

          1.10    "Other Users" means the other parties who have obtained the
                   -----------
     licensed right to use the Licensed Products.

          1.11   "Release" means an update of the Licensed Products that may
                  -------
     incorporate any Enhancements or other changes made by Licensor, including patches and bypasses previously furnished to any of its Other Users.

          1.12   "Specifications" shall mean all specifications for, and
                  --------------
     descriptions of the functional capabilities of, the Licensed Software provided by Licensor to Licensee, whether included in the User Documentation, descriptive documents or materials provided by Licensor to Licensee in tangible, intangible, written or oral form, with respect to the Licensed Products.

          1.13   "Third Party Software" means the third party-owned computer
                  --------------------
     software programs identified in Exhibit A and related specifications, documentation materials, modifications, enhancements, interfaces, and associated know-how, which together or separately are not owned by Licensor.

          1.14   "Upgrade" means all improvements in the Licensed Products
                  -------
     that (a) add to or alter the basic functions of such Licensed Products; or (b) may be offered to Other Users.

          1.15   "User Documentation" means all documentation and any
                  ------------------
     succeeding changes thereto relating to installation, maintenance and operation of the Licensed Software. User Documentation may, but need not, include all documents, functional specifications, users manuals and instructions, flow diagrams, file descriptions and definitions, and job control procedures developed by or for Licensor in connection with the Licensed Software, and all Releases and Enhancements thereto.


          2.     GRANT OF LICENSE.
                 -----------------

          2.1 Licensor hereby grants to Licensee a nonexclusive right and license to use the Licensed Products in accordance with the terms and conditions of this Agreement.

          2.2 Licensor hereby grants Licensee the right to use the Licensed Products at each Installed Location set forth on Exhibit B attached to this Agreement, with one or more computers, computer terminals and/or other devices which allow users to access the Licensed Software. Exhibit B shall be amended from time to time to include any additional Installed Locations which do not exist on the date of this Agreement.

          2.3 Other than as expressly set forth herein, Licensor owns all right, title and interest in and to the Licensed Products and the Intellectual Property Rights pertaining thereto.

          3.     TERM OF LICENSE.  This Agreement shall commence upon the date
                 ---------------
of this Agreement and shall terminate according to the provisions of Section 12 hereof or upon termination of all Development Agreements and Franchise Agreements between Licensee and BFC.

          4.     DELIVERABLES.
                 -------------

          4.1 Upon receipt from Licensee of a fully executed original of this Agreement and written evidence that Licensee has obtained the license(s) referenced in Section 11 herein, Licensor shall deliver magnetic media containing the Licensed Software and such number of copies of User Documentation as are set forth in Exhibit A. Licensor will install the Licensed Software at one Installed Location and Licensee shall install the Licensed Software at all other Installed Locations.

          4.2 Licensee may copy the Licensed Software, in whole or in part, for Licensee's internal use and for purposes of back-up or archiving. Licensee may reproduce the User Documentation or other written materials supplied with respect to the Licensed Products for Licensee's internal use.

          4.3 Licensee will not alter, deface, remove, cover up, or mutilate in any manner whatsoever any copyright or other proprietary notice which Licensor may incorporate in or attach or affix to the Licensed Products, or on copies it makes in whole or in part thereof.

          5.     MAINTENANCE.  Licensor will deliver to Licensee, during the
                 -----------
term of this Agreement, all Releases or Upgrades (collectively, the "Software Maintenance"), to the extent that the same are offered to any of the Other Users.

          6.     SUPPORT. Licensor shall provide software support service and
                 -------
consultation accessibility by telephone during Licensor's regular business hours and, in addition, the following special software support services (collectively, the "Software Support") to each of the Installed Locations:

         6.1     Morning and Evening Help Desk. A morning and evening "Help
                 -----------------------------
     Desk" whereby Licensee's employees may call Licensor's [Management Information Services Department] concerning any questions or problems pertaining to the use or operation of the Licensed Software arising after [7:00] a.m. until 8:00 a.m. and after 5:00 p.m. until [8:59] p.m. (EST), Monday through Friday; and


          6.2    Weekend Help Desk. A weekend "Help Desk" whereby Licensee's
                 -----------------
     employees may call Licensor's [Management Information Services Department] concerning any questions or problems pertaining to the use or operation of the Licensed Software arising after [7:00] a.m. until [8:59] p.m. (EST) on Saturday and Sunday.

          7.     LICENSE AND MAINTENANCE FEES.
                 -----------------------------

          7.1 As compensation to Licensor for the License granted to Licensee hereunder, Licensee shall pay Licensor a license purchase fee in the amount of $10,000 per Installed Location, which shall be due and payable to Licensor (a) with respect to each Bakery and Commissary, upon execution of the Franchise Agreement relating thereto between Licensee and BFC, and (b) with respect to each office of an Operating Partner Entity, (i) upon execution of this Agreement for each such office then listed on Exhibit B and (ii) upon commencement of the operations of each such office, for each such office later added to Exhibit B, as amended from time to time.

          7.2 In consideration of the Software Maintenance and Software Support provided to Licensee hereunder, Licensee shall pay Licensor a software maintenance fee in the amount of $500 per Installed Location for each four-week accounting period of Licensor ("Accounting Period") for each Installed Location open and operating during all or any portion of such Accounting Period.

          8.     TAXES.  Licensee shall pay all federal, state and local sales,
                 -----

excise, use, or similar taxes based upon payments to be made by it hereunder or otherwise based on the receipt of the license rights granted herein (excluding, however, any tax on the income of Licensor).


          9.     PAYMENT OF FEES.
                 ----------------

          9.1 Licensee will pay the license purchase fees, at the times provided in Section 7.1 hereof, by wire transfer or certified check, or by such other means as may be agreed upon by Licensor and Licensee.

          9.2 Licensor will calculate and Licensee hereby authorizes Licensor to collect through electronic funds transfer, at the end of each Accounting Period, the total dollar amount of all software maintenance fees then due to Licensor hereunder.

          10.    LIABILITY.
                 ----------

          10.1 The Licensed Products, including, but not limited to, all Licensed Software, Enhancements, User Documentation, Specifications, Releases, and Upgrades, are furnished by Licensor to Licensee under this Agreement without any oral or written representation concerning the operation or suitability of such items, and are provided AS IS.

          10.2 LICENSOR MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PRODUCTS, INCLUDING, BUT NOT LIMITED TO, THEIR ADEQUACY, QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

          10.3 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, RESULTING FROM THE PARTY'S
     PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          11.    RIGHTS TO THIRD PARTY SOFTWARE. It shall be Licensee's
                 -------------------------------
responsibility to obtain, directly from the licensor(s) thereof, any and all license(s) necessary for Licensee to use all Third Party Software identified in Exhibit A. Exhibit A shall be amended from time to time to include any additional Third Party Software which is added after the date of this Agreement.

          12.    MODIFICATIONS.  Licensee shall not have the right to
                 --------------
independently modify, or merge with any other products, the Licensed Software through the services of its own employees or of any independent contractor.


          13.    TERMINATION.
                 ------------

          13.1 The right and license granted hereunder may be canceled by Licensor if Licensee is in default of any amount due under this Agreement for a period of 30 days and may be canceled by either party at any time upon default by the other party of any provision of this Agreement if such default is not corrected within 30 days after receipt of written notice thereof.

          13.2 Licensee agrees to pay all applicable costs and attorney's fees, to the extent permitted by law, for the collection of payments and other charges due under this Agreement.

          13.3 Within 60 days after the termination of this Agreement and within 30 days after the cancellation for default of this Agreement for any reason, Licensee shall deliver to Licensor any and all portions of the Licensed Products and any information, documents, flow charts, logic diagrams, source code, test materials source code, or the like relating thereto and all copies thereof in whatever form, including partial copies, whether or not the same have been modified by Licensee or Licensor.

          14.    CONFIDENTIALITY.
                 ----------------

          14.1 Any information, whether or not protected by a patent or copyright, which has been provided (i) in writing by one party to the other party pursuant to this Agreement and is identified by a legend thereon as being proprietary or confidential, or (ii) orally by one party to the other party pursuant to this Agreement, is designated as confidential at the time of disclosure and is reduced to a written summary (identified by a legend thereon as being proprietary or confidential) (hereinafter "Confidential Information") shall be treated by the receiving party as being the proprietary information of the other, and shall be protected by the same security procedures as are used by the receiving party in protecting its own trade secrets and other confidential data.

          14.2 The Licensed Products shall be deemed the Confidential Information of Licensor.

          14.3 With respect to all such Confidential Information to be kept confidential pursuant to this Section, each party agrees (a) not to provide or make available any of the other party's Confidential Information in any form to any person other than those employees, agents or representatives of the receiving party who have a need to know consistent with the authorized use of such Confidential Information; (b) not to reproduce such Confidential Information except for use reasonably necessary to the performance of this Agreement; (c) not to exploit or use the other party's Confidential Information except as permitted by this Agreement and (d) to return or destroy all such Confidential Information which is in written or graphic form at the conclusion of its use or termination of this Agreement.

          14.4 A party in receipt of the other party's Confidential Information shall not be liable (subject to any patent rights or registered copyrights of the disclosing party) for any use or disclosure of the other party's Confidential Information which:

                 (a) was in the public domain prior to the receipt of same by the receiving party, or has subsequently become part of the public domain by publication or otherwise except by the receiving party's wrongful act;

                 (b)     was in the receiving party's possession
          or known to the receiving party prior to its receipt hereunder, and was not acquired directly or indirectly from the disclosing party;

                 (c)     was independently developed by the receiving party;

                (d) was received by the receiving party from a third party which the receiving party reasonably believed had no obligation of secrecy with respect thereto;

                (e) consists solely of generalized data processing ideas, concepts, know-how or techniques; or

                (f)  is disclosed pursuant to court order.

          15.   PROPRIETARY RIGHTS. Nothing herein shall convey to Licensee any
                ------------------
right in the Licensed Products other than those rights expressly granted herein. Licensee acknowledges that the Licensed Products are proprietary products developed by Licensor for its restaurant business and that the Licensed Products shall be used by Licensee only in connection with the operation of the Bakeries and the Commissaries (the "Permitted Use"). Other than in connection with the Permitted Use, Licensee shall not use the Licensed Products for any other purpose, including, but not limited to, the purpose of assisting Licensee in the operation of any restaurant other than the Bakeries.

          16.   INDEMNIFICATION.
                ---------------

          16.1 Licensee shall indemnify and hold harmless Licensor and its Affiliates against any and all losses, liabilities, judgments, awards, settlements, damages and cost (including legal fees and expenses) for any claims against Licensor arising out of or related to the use of the Licensed Products or other related materials by Licensee or Licensee's Affiliates.

          16.2 Licensor shall indemnify and defend Licensee against any claim of patent or copyright infringement arising out of Licensee's use of the Licensed Products; provided, however, that Licensor is notified promptly in writing of such claim and is given complete authority and information required for defending or settling any claim of patent or copyright infringement or suit resulting therefrom, and further provided that Licensee is not in default of any of the provisions of this Agreement.

          17.   NOTICES.  All notices, requests, waivers and other similar
                -------
communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight express or facsimile transmission or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

          If to Licensee:    Bakery Capital Company, Inc.
                             ____________________________________
                             ____________________________________
                             Attention:  Chief Executive Officer
                             Facsimile:  ________________________

          If to Licensor:     Bruegger's Corporation
                              3820 Edison Lakes Parkway
                              Mishawaka, Indiana 46545
                              Attention:  President
                              Facsimile:  (219) 243-4377

          with a copy to:     Bruegger's Corporation
                              3820 Edison Lakes Parkway
                              Mishawaka, Indiana 46545
                              Attention:  General Counsel
                              Facsimile:  (219) 243-4393

or to such other address as either party shall designate by proper notice. Notices will be deemed to have been received as of the earlier of the date of actual receipt or, in the case of notices sent via U.S. Mail, three (3) days after mailing. A signed receipt shall be obtained where a notice is delivered in person.

          18.   GOVERNING LAW.  This Agreement shall be governed by and
                -------------
construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein without regard to the conflict of law provisions thereof.

          19.   NO WAIVER.  The failure by any party at any time to require
                ---------
performance of any provision hereof shall not affect its right later to require such performance. No waiver in any one or more instance shall (except as otherwise stated therein) be deemed to be a further or continuing waiver of any such condition or breach in any other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

          20.   SEVERABILITY.  In the event that any term or provision of this
                ------------
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in whole or in part, the remainder of this Agreement or the application of such term or provision to circumstances other than those as to which it is held invalid, void or unenforceable shall not be affected thereby and every term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.


          21.   AMENDMENT. This Agreement may be amended or modified only by a
                ---------
written instrument signed by each of the parties hereto.

          22.    ENTIRE AGREEMENT.  This Agreement is the entire agreement, and
                 ----------------
supersedes all prior agreements and understandings, written and oral, among the parties hereto or any of them with respect to the subject matter hereof.

          23.    COUNTERPARTS.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          24.    CAPTIONS.  The captions in this Agreement are inserted only
                 --------
as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any provision of this Agreement.

          25.    NO THIRD PARTIES.  Nothing contained in this Agreement is
                 ----------------
intended, nor shall it be construed, to create any rights in any person not a party to this Agreement, other than the Affiliates of Licensor.

          26.    ASSIGNMENT.  Licensee shall not assign any of its interest in
                 ----------
this Agreement without the prior written consent of Licensor.

          27.    SURVIVAL.  The rights and obligations of parties set forth in
                 --------
Sections 10, 11, 13, 14, 15 and 16 shall survive the termination or expiration of this Agreement.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


BRUEGGER'S CORPORATION                 BAKERY CAPITAL COMPANY,INC.

By:     __________________________     _______________________________________

Title:  _______________________        By:     _______________________________
                                               Its Chief Executive Officer

                                       By:     _______________________________

                                       Title:  _______________________________

                                   EXHIBIT A



Description of Licensed Software:






Copies of Documentation: ______






Description of Third-Party Software:

                                   EXHIBIT B



Installed Locations of Licensee
-------------------------------


A.   Bakeries:






B.   Commissaries:






C.   Offices of Operating Partners Entities:

                                   EXHIBIT G

                                      to

                         BRUEGGER'S FRESH BAGEL BAKERY
                             DEVELOPMENT AGREEMENT





                        COMMISSARY ACCOUNTING SOFTWARE
                      LICENSING AND MAINTENANCE AGREEMENT

                   COMMISSARY ACCOUNTING SOFTWARE LICENSING
                           AND MAINTENANCE AGREEMENT


          This Commissary Accounting Software Licensing and Maintenance Agreement (the "Agreement") is made this ____ day of ___________, 19___, by and between Bakery Capital Company, Inc., ("Licensee") and Bruegger's Corporation, a Delaware corporation ("Licensor").

                                 RECITALS

          1. Licensee and Bruegger's Franchise Corporation, a Delaware corporation which is an affiliate of Licensor ("BFC"), have entered into a Development Agreement dated ______________, 19___ (as amended from time to time, the "Development Agreement") and have entered into or propose to enter into one or more franchise agreements (each a "Franchise Agreement"), each granting to Licensee the right to operate one Bruegger's Bagel Bakery.

          2. Pursuant to the Development Agreement and/or the Franchise Agreements, Licensee is required to use certain commissary accounting software which is owned by Licensor and to use certain other software which is owned by a third party.

          3. Upon the terms and subject to the conditions hereinafter provided, Licensee and Licensor desire to enter into an agreement pursuant to which Licensor would license certain commissary accounting software to Licensee and assist Licensee in maintaining such software, and Licensee would license certain other software from the third party.

                                  AGREEMENTS

          In consideration of the mutual covenants contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree:

          1.     DEFINITIONS.
                 ------------

          As used in this Agreement, the following terms shall have the meanings hereinafter defined:

          1.1    "Affiliate" shall mean with respect to either party, any
                  ---------
     company, any individual, corporation, partnership, association, joint venture, trust, estate, limited liability company, or other legal entity that now or hereafter directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such party. The term "control," including the terms "controlling," "controlled by," and "under common control with," means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise.

          1.2    "Bakery" shall mean each Bruegger's Bagel Bakery operated by
                  ------
     Licensee pursuant to a Franchise Agreement.

          1.3    "Commissary" shall mean each Bruegger's Bagel Bakery commissary
                  ----------
     operated by Licensee as a franchisee of Licensor.

          1.4    "Enhancement" means any and all changes to the Licensed
                  -----------
     Products that (a) improve the operating performance but do not alter the basic function of the Licensed Products; (b) incorporate fixes or bypasses for errors; or (c) are offered to any of the Other Users, whether at no additional charge or otherwise.

          1.5    "Installed Location" shall mean each Commissary in which the
                  ------------------
     Licensed Products are used on one or more computers or computer terminals.

          1.6    "Intellectual Property Rights" means any and all exclusionary
                  ----------------------------
     rights existing from time to time anywhere in the world under patent law, copyright law, trade-secret law, trademark law, unfair competition law, or otherwise.

          1.7    "Licensed Products" shall mean the Licensed Software, and the
                  -----------------
     User Documentation, Specifications, Upgrades and Enhancements, if any are supplied pursuant to this Agreement, each reproduction of the foregoing made pursuant to this Agreement, and any one or more of them.

          1.8    "Licensed Software" means the computer software programs
                  -----------------
     identified in Exhibit A attached to this Agreement, applicable to various environments, in human readable source code form and machine executable object code form, and all related Specifications, applications, and design documents, together with all related know how and all related Documentation.

          1.9    "Other Users" means the other parties who have obtained the
                  -----------
     licensed right to use the Licensed Products.

          1.10   "Release" means an update of the Licensed Products that may
                  -------
     incorporate any Enhancements or other changes made by Licensor, including patches and bypasses previously furnished to any of its Other Users.

          1.11   "Specifications" shall mean all specifications for, and
                  --------------
     descriptions of the functional capabilities of, the Licensed Software provided by Licensor to Licensee, whether included in the User Documentation, descriptive documents or materials provided by Licensor to Licensee in tangible, intangible, written or oral form, with respect to the Licensed Products.

          1.12   "Third Party Software" means the third party-owned computer
                  --------------------
     software programs identified in Exhibit A and related specifications, documentation materials, modifications, enhancements, interfaces, and associated know-how, which together or separately are not owned by Licensor.

          1.13   "Upgrade" means all improvements in the Licensed Products that
                  -------
     (a) add to or alter the basic functions of such Licensed Products; or (b) may be offered to Other Users.

          1.14   "User Documentation" means all documentation and any succeeding
                  ------------------
     changes thereto relating to installation, maintenance and operation of the Licensed Software. User Documentation may, but need not, include all documents, functional specifications, users manuals and instructions, flow diagrams, file descriptions and definitions, and job control procedures developed by or for Licensor in connection with the Licensed Software, and all Releases and Enhancements thereto.

          2.     GRANT OF LICENSE.
                 -----------------

          2.1 Licensor hereby grants to Licensee a nonexclusive right and license to use the Licensed Products in accordance with the terms and conditions of this Agreement.

          2.2 Licensor hereby grants Licensee the right to use the Licensed Products at each Installed Location set forth on Exhibit B attached to this Agreement, with one or more computers, computer terminals and/or other devices which allow users to access the Licensed Software. Exhibit B shall be amended from time to time to include any additional Installed Locations which do not exist on the date of this Agreement.

          2.3 Other than as expressly set forth herein, Licensor owns all right, title and interest in and to the Licensed Products and the Intellectual Property Rights pertaining thereto.

          3.     TERM OF LICENSE.  This Agreement shall commence upon the date
                 ---------------
of this Agreement and shall terminate according to the provisions of Section 12 hereof or upon termination of all Development Agreements and Franchise Agreements between Licensee and BFC.

          4.     DELIVERABLES.
                 -------------

          4.1 Upon receipt from Licensee of a fully executed original of this Agreement and written evidence that Licensee has obtained the license(s) referenced in Section 11 herein, Licensor shall deliver magnetic media containing the Licensed Software and such number of copies of User Documentation as are set forth in Exhibit A. Licensor will install the Licensed Software at one Installed Location and Licensee shall install the Licensed Software at all other Installed Locations.

          4.2 Licensee may copy the Licensed Software, in whole or in part, for Licensee's internal use and for purposes of back-up or archiving. Licensee may reproduce the User Documentation or other written materials supplied with respect to the Licensed Products for Licensee's internal use.

          4.3 Licensee will not alter, deface, remove, cover up, or mutilate in any manner whatsoever any copyright or other proprietary notice which Licensor may incorporate in or attach or affix to the Licensed Products, or on copies it makes in whole or in part thereof.

          5.     MAINTENANCE.  Licensor will deliver to Licensee, during the
                 -----------
term of this Agreement, all Releases or Upgrades (collectively, the "Software Maintenance"), to the extent that the same are offered to any of the Other Users.

          6.     SUPPORT.  Licensor shall provide software support service and
                 -------
consultation accessibility by telephone during Licensor's regular business hours and, in addition, the following special software support services (collectively, the "Software Support") to each of the Installed Locations:

          6.1    Morning and Evening Help Desk.  A morning and evening "Help
                 -----------------------------
     Desk" whereby Licensee's employees may call Licensor's [Management Information Services Department] concerning any questions or problems pertaining to the use or operation of the Licensed Software arising after [7:00] a.m. until 8:00 a.m. and after 5:00 p.m. until [8:59] p.m. (EST),
     Monday through Friday; and

          6.2    Weekend Help Desk.  A weekend "Help Desk" whereby Licensee's
                 -----------------
     employees may call Licensor's [Management Information Services Department] concerning any questions or problems pertaining to the use or operation of the Licensed Software arising after [7:00] a.m. until [8:59] p.m. (EST) on Saturday and Sunday.

          7.     LICENSE AND MAINTENANCE FEES.
                 -----------------------------

          7.1 As compensation to Licensor for the License granted to Licensee hereunder, Licensee shall pay Licensor a license purchase fee in the amount of $10,000 per Installed Location, which shall be due and payable to Licensor with respect to each Installed Location upon commencement of the operations of each such Installed Location.

          7.2 In consideration of the Software Maintenance and Software Support provided to Licensee hereunder, Licensee shall pay Licensor a software maintenance fee in the amount of $500 per Installed Location for each four-week accounting period of Licensor ("Accounting Period") for each Installed Location open and operating during all or any portion of such Accounting Period.

          8.     TAXES.  Licensee shall pay all federal, state and local sales,
                 -----
excise, use, or similar taxes based upon payments to be made by it hereunder or otherwise based on the receipt of the license rights granted herein (excluding, however, any tax on the income of Licensor).

          9.     PAYMENT OF FEES.
                 ----------------

          9.1 Licensee will pay the license purchase fees, at the times provided in Section 7.1 hereof, by wire transfer or certified check, or by such other means as may be agreed upon by Licensor and Licensee.

          9.2 Licensor will calculate and Licensee hereby authorizes Licensor to collect through electronic funds transfer, at the end of each Accounting Period, the total dollar amount of all software maintenance fees then due to Licensor hereunder.

          10.    LIABILITY.
                 ----------

          10.1 The Licensed Products, including, but not limited to, all Licensed Software, Enhancements, User Documentation, Specifications, Releases, and Upgrades, are furnished by Licensor to Licensee under this Agreement without any oral or written representation concerning the operation or suitability of such items, and are provided AS IS.

          10.2 LICENSOR MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PRODUCTS, INCLUDING, BUT NOT LIMITED TO, THEIR ADEQUACY, QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

          10.3 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, RESULTING FROM THE PARTY'S PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          11.    RIGHTS TO THIRD PARTY SOFTWARE.  It shall be Licensee's
                 ------------------------------
responsibility to obtain, directly from the licensor(s) thereof, any and all license(s) necessary for Licensee to use all Third Party Software identified in Exhibit A. Exhibit A shall be amended from time to time to include any additional Third Party Software which is added after the date of this Agreement.

          12.    MODIFICATIONS.  Licensee shall not have the right to
                 -------------
independently modify, or merge with any other products, the Licensed Software through the services of its own employees or of any independent contractor.

          13.    TERMINATION.
                 -----------

          13.1 The right and license granted hereunder may be canceled by Licensor if Licensee is in default of any amount due under this Agreement for a period of 30 days and may be canceled by either party at any time upon default by the other party of any provision of this Agreement if such default is not corrected within 30 days after receipt of written notice thereof.

          13.2 Licensee agrees to pay all applicable costs and attorney's fees, to the extent permitted by law, for the collection of payments and other charges due under this Agreement.

          13.3 Within 60 days after the termination of this Agreement and within 30 days after the cancellation for default of this Agreement for any reason, Licensee shall deliver to Licensor any and all portions of the Licensed Products and any information, documents, flow charts, logic diagrams, source code, test materials source code, or the like relating thereto and all copies thereof in whatever form, including partial copies, whether or not the same have been modified by Licensee or Licensor.

          14.    CONFIDENTIALITY.
                 ----------------

          14.1 Any information, whether or not protected by a patent or copyright, which has been provided (i) in writing by one party to the other party pursuant to this Agreement and is indentified by a legend thereon as being proprietary or confidential, or (ii) orally by one party to the other party pursuant to this Agreement, is designated as confidential at the time of disclosure and is reduced to a written summary (identified by a legend thereon as being proprietary or confidential) (hereinafter "Confidential Information") shall be treated by the receiving party as being the proprietary information of the other, and shall be protected by the same security procedures as are used by the receiving party in protecting its own trade secrets and other confidential data.

          14.2 The Licensed Products shall be deemed the Confidential Information of Licensor.

          14.3 With respect to all such Confidential Information to be kept confidential pursuant to this Section, each party agrees (a) not to provide or make available any of the other party's Confidential Information in any form to any person other than those employees, agents or representatives of the receiving party who have a need to know consistent with the authorized use of such Confidential Information; (b) not to reproduce such Confidential Information except for use reasonably necessary to the performance of this Agreement; (c) not to exploit or use the other party's Confidential Information except as permitted by this Agreement and (d) to return or destroy all such Confidential Information which is in written or graphic form at the conclusion of its use or termination of this Agreement.

          14.4 A party in receipt of the other party's Confidential Information shall not be liable (subject to any patent rights or registered copyrights of the disclosing party) for any use or disclosure of the other party's Confidential Information which:

                 (a) was in the public domain prior to the receipt of same by the receiving party, or has subsequently become part of the public domain by publication or otherwise except by the receiving party's wrongful act;

                 (b) was in the receiving party's possession or known to the receiving party prior to its receipt hereunder, and was not acquired directly or indirectly from the disclosing party;

                 (c) was independently developed by the receiving party;

                 (d) was received by the receiving party from a third party which the receiving party reasonably believed had no obligation of secrecy with respect thereto;

                 (e) consists solely of generalized data processing ideas, concepts, know-how or techniques; or

                 (f) is disclosed pursuant to court order.

          15.    PROPRIETARY RIGHTS.  Nothing herein shall convey to Licensee
                 ------------------
any right in the Licensed Products other than those rights expressly granted herein. Licensee acknowledges that the Licensed Products are proprietary products developed by Licensor for its restaurant business and that the Licensed Products shall be used by Licensee only in connection with the operation of the Commissaries (the "Permitted Use"). Other than in connection with the Permitted Use, Licensee shall not use the Licensed Products for any other purpose, including, but not limited to, the purpose of assisting Licensee in the operation of any restaurant other than the Bakeries.

          16.    INDEMNIFICATION.
                 ----------------

          16.1 Licensee shall indemnify and hold harmless Licensor and its Affiliates against any and all losses, liabilities, judgments, awards, settlements, damages and cost (including legal fees and expenses) for any claims against Licensor arising out of or related to the use of the Licensed Products or other related materials by Licensee or Licensee's Affiliates.

          16.2 Licensor shall indemnify and defend Licensee against any claim of patent or copyright infringement arising out of Licensee's use of the Licensed Products; provided, however, that Licensor is notified promptly in writing of such claim and is given complete authority and information required for defending or settling any claim of patent or copyright infringement or suit resulting therefrom, and further provided that Licensee is not in default of any of the provisions of this Agreement.

          17.    NOTICES.  All notices, requests, waivers and other similar
                 -------
communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight express or facsimile transmission or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

          If to Licensee:     Bakery Capital Company, Inc.
                              ___________________________________
                              ___________________________________
                              Attention:  Chief Executive Officer
                              Facsimile:  _______________________

          If to Licensor:     Bruegger's Corporation
                              3820 Edison Lakes Parkway
                              Mishawaka, Indiana  46545
                              Attention:  President
                              Facsimile:  (219) 243-4377

          with a copy to:     Bruegger's Corporation
                              3820 Edison Lakes Parkway
                              Mishawaka, Indiana 46545
                              Attention:  General Counsel
                              Facsimile:  (219) 243-4393

or to such other address as either party shall designate by proper notice. Notices will be deemed to have been received as of the earlier of the date of actual receipt or, in the case of notices sent via U.S. Mail, three (3) days after mailing. A signed receipt shall be obtained where a notice is delivered in person.

          18.    GOVERNING LAW.  This Agreement shall be governed by and
                 -------------
construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein without regard to the conflict of law provisions thereof.

          19.    NO WAIVER.  The failure by any party at any time to require
                 ---------
performance of any provision hereof shall not affect its right later to require such performance. No waiver in any one or more instance shall (except as otherwise stated therein) be deemed to be a further or continuing waiver of any such condition or breach in any other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

          20.    SEVERABILITY.  In the event that any term or provision of this
                 ------------
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in whole or in part, the remainder of this Agreement or the application of such term or provision to circumstances other than those as to which it is held invalid, void or unenforceable shall not be affected thereby and every term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

          21.    AMENDMENT.  This Agreement may be amended or modified only by a
                 ---------
written instrument signed by each of the parties hereto.

          22.    ENTIRE AGREEMENT.  This Agreement is the entire agreement, and
                 ----------------
supersedes all prior agreements and understandings, written and oral, among the parties hereto or any of them with respect to the subject matter hereof.

          23.   COUNTERPARTS.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          24.    CAPTIONS.  The captions in this Agreement are inserted only as
                 --------
a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any provision of this Agreement.

          25.    NO THIRD PARTIES.  Nothing contained in this Agreement is
                 ----------------
intended, nor shall it be construed, to create any rights in any person not a party to this Agreement, other than the Affiliates of Licensor.

          26.    ASSIGNMENT.  Licensee shall not assign any of its interest in
                 ----------
this Agreement without the prior written consent of Licensor.

          27.    SURVIVAL.  The rights and obligations of parties set forth in
                 --------
Sections 10, 11, 13, 14, 15 and 16 shall survive the termination or expiration of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BRUEGGER'S CORPORATION                       BAKERY CAPITAL COMPANY, INC.

By:  __________________________              __________________________________

Title:  _______________________              By:  _____________________________

                                                  Its Chief Executive Officer

                                             By:  _____________________________

                                             Title  ___________________________

                                   EXHIBIT A


Description of Licensed Software:



Copies of Documentation:  _______



Description of Third-Party Software:

                                   EXHIBIT B


Installed Location of Licensee
------------------------------

A.   Commissaries: